IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

Stats
As of Date: 20060501
Count: 824
Current Balance: $377,462,478.02
AverageCurBal: $458,085.53
OrigWAC: 1.491
GWAC: 5.732
NetWAC: 5.233
GrossMargin: 2.815
NetMargin: 2.315
FICO: 720
Original LTV: 74.07
%CA: 42.64%
WALA: 1
OrigTerm: 409
WAM: 409
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.064
Months to Roll: 1
Maximum 1 Zip Concentration: 1.465%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	325	151,301,553	40.08	6.226	2.618	2.083	1	717	75.40	0.00	0.00
1.001 -1.500	209	83,892,860	22.23	6.756	3.017	2.436	1	721	73.59	0.00	0.00
1.501 -2.000	175	94,263,391	24.97	4.169	2.773	2.364	1	725	70.40	0.00	0.00
2.001 -2.500	83	33,806,732	8.96	5.016	3.065	2.598	1	727	73.92	0.00	0.00
2.501 -3.000	10	6,917,304	1.83	6.097	3.170	2.861	1	649	76.05	0.00	0.00
3.001 -3.500	1	219,145	0.06	3.350	3.350	2.975	0	768	90.00	0.00	0.00
3.501 -4.000	15	5,415,544	1.43	7.399	3.649	3.363	1	763	99.34	0.00	0.00
4.001 -4.500	2	690,299	0.18	5.652	3.701	3.404	0	689	96.89	0.00	0.00
4.501 -5.000	4	955,650	0.25	5.928	3.425	2.932	0	723	93.92	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 1.000
max: 4.950
wa: 1.491

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	10	4,204,944	1.11	1.000	2.627	2.046	1	704	77.63	0.00	0.00
1.001 -1.500	1	463,960	0.12	1.400	3.210	2.490	1	670	75.00	0.00	0.00
1.501 -2.000	79	46,992,156	12.45	1.761	2.743	2.396	1	729	65.18	0.00	0.00
2.001 -2.500	31	12,648,062	3.35	2.160	3.249	2.804	1	731	72.38	0.00	0.00
2.501 -3.000	4	1,623,638	0.43	2.750	2.856	2.586	0	741	88.75	0.00	0.00
3.001 -3.500	1	219,145	0.06	3.350	3.350	2.975	0	768	90.00	0.00	0.00
4.001 -4.500	1	428,081	0.11	4.500	3.570	3.320	0	686	94.99	0.00	0.00
4.501 -5.000	2	519,879	0.14	4.910	3.387	2.796	0	712	90.78	0.00	0.00
5.501 -6.000	17	6,259,202	1.66	5.918	2.329	1.794	1	727	72.81	0.00	0.00
6.001 -6.500	330	147,068,775	38.96	6.317	2.584	2.050	1	716	75.92	0.00	0.00
6.501 -7.000	294	128,953,796	34.16	6.734	2.951	2.415	1	722	73.81	0.00	0.00
7.001 -7.500	42	23,002,006	6.09	7.208	3.374	2.958	1	707	77.59	0.00	0.00
7.501 -8.000	12	5,078,835	1.35	7.657	3.668	3.194	1	728	87.31	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 1.000
max: 7.876
wa: 5.732

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	4	148,973	0.04	5.542	3.118	2.533	0	680	79.71	0.00	0.00
50,000.01 -100,000.00	18	1,470,254	0.39	6.289	2.761	2.088	2	726	71.66	0.00	0.00
100,000.01 -150,000.00	45	5,654,369	1.50	6.390	2.849	2.185	1	735	72.43	0.00	0.00
150,000.01 -200,000.00	75	13,282,291	3.52	6.515	2.811	2.189	1	722	75.39	0.00	0.00
200,000.01 -250,000.00	80	17,751,145	4.70	6.194	2.826	2.169	1	722	74.57	0.00	0.00
250,000.01 -275,000.00	42	10,999,895	2.91	5.864	2.917	2.294	0	717	78.01	0.00	0.00
275,000.01 -350,000.00	99	30,585,016	8.10	5.762	2.806	2.163	1	717	77.69	0.00	0.00
350,000.01 -400,000.00	83	31,064,991	8.23	6.049	2.816	2.291	1	714	77.50	0.00	0.00
400,000.01 -450,000.00	52	21,856,104	5.79	5.671	2.800	2.261	1	717	79.12	0.00	0.00
450,000.01 -500,000.00	60	28,376,038	7.52	5.396	2.786	2.279	1	709	77.31	0.00	0.00
500,000.01 -550,000.00	43	22,439,426	5.94	5.534	2.767	2.265	1	725	74.00	0.00	0.00
550,000.01 -600,000.00	52	29,928,460	7.93	5.251	2.672	2.206	1	722	73.34	0.00	0.00
600,000.01 -750,000.00	78	51,338,392	13.60	5.443	2.779	2.283	1	717	74.79	0.00	0.00
750,000.01 -850,000.00	22	17,583,921	4.66	6.121	2.767	2.219	1	712	72.90	0.00	0.00
850,000.01 -950,000.00	17	15,231,050	4.04	5.163	2.800	2.383	1	745	70.24	0.00	0.00
950,000.01 -1,000,000.00	12	11,817,337	3.13	4.171	2.794	2.428	1	714	65.20	0.00	0.00
1,000,000.01 -1,250,000.00	17	19,166,769	5.08	5.962	2.970	2.496	1	732	73.30	0.00	0.00
1,250,000.01 -1,500,000.00	11	15,358,529	4.07	5.259	2.869	2.451	1	732	73.77	0.00	0.00
1,500,000.01 -1,750,000.00	6	9,560,028	2.53	6.654	2.878	2.628	2	723	68.13	0.00	0.00
1,750,000.01 -2,000,000.00	1	1,780,014	0.47	6.568	2.950	2.700	1	667	34.13	0.00	0.00
2,250,000.01 >=	7	22,069,474	5.85	6.736	2.992	2.742	1	720	66.80	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 30,474
max: 5,531,413
avg: 458,086

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	481	222,415,910	58.92	5.635	2.810	2.329	1	721	72.91	0.00	0.00
480	343	155,046,568	41.08	5.872	2.822	2.296	1	719	75.73	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 360
max: 480
wa: 409

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	4	942,481	0.25	6.630	2.879	2.119	5	674	76.59	0.00	0.00
356	16	10,257,510	2.72	6.540	2.789	2.275	4	687	72.17	0.00	0.00
357	1	247,437	0.07	6.401	2.650	1.805	3	673	80.00	0.00	0.00
358	15	6,116,099	1.62	5.941	2.753	2.176	2	726	73.75	0.00	0.00
359	254	124,911,296	33.09	5.533	2.838	2.373	1	722	72.29	0.00	0.00
360	191	79,941,086	21.18	5.641	2.775	2.284	0	725	73.85	0.00	0.00
477	1	579,290	0.15	7.476	3.725	3.475	3	739	90.00	0.00	0.00
478	14	6,638,298	1.76	6.370	2.835	2.263	2	698	77.48	0.00	0.00
479	180	82,375,163	21.82	5.719	2.815	2.269	1	718	74.75	0.00	0.00
480	148	65,453,818	17.34	6.000	2.822	2.323	0	721	76.66	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 355
max: 480
wa: 409

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	339	145,394,904	38.52	5.803	2.796	2.301	0	723	75.11	0.00	0.00
1	434	207,286,459	54.92	5.607	2.828	2.332	1	720	73.27	0.00	0.00
2	29	12,754,397	3.38	6.164	2.796	2.221	2	711	75.69	0.00	0.00
3	2	826,728	0.22	7.154	3.403	2.975	3	719	87.01	0.00	0.00
4	16	10,257,510	2.72	6.540	2.789	2.275	4	687	72.17	0.00	0.00
5	4	942,481	0.25	6.630	2.879	2.119	5	674	76.59	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AK	1	332,727	0.09	6.488	2.600	1.755	1	770	80.00	0.00	0.00
AL	1	385,593	0.10	7.491	3.740	3.490	1	758	100.00	0.00	0.00
AZ	38	15,037,741	3.98	6.283	2.862	2.337	0	736	77.13	0.00	0.00
CA	298	160,962,825	42.64	5.471	2.784	2.276	1	722	72.23	0.00	0.00
CO	13	8,705,965	2.31	6.678	3.005	2.641	1	750	65.81	0.00	0.00
CT	11	4,385,426	1.16	6.236	2.930	2.512	1	714	71.34	0.00	0.00
DC	4	1,748,588	0.46	6.751	3.028	2.290	1	705	76.84	0.00	0.00
DE	1	138,299	0.04	6.488	2.600	1.755	1	719	80.00	0.00	0.00
FL	102	39,528,702	10.47	6.407	2.759	2.227	1	718	77.87	0.00	0.00
GA	3	1,625,656	0.43	4.455	2.687	2.100	1	736	73.92	0.00	0.00
HI	3	1,195,224	0.32	6.432	2.483	1.928	0	728	82.94	0.00	0.00
ID	6	1,150,744	0.30	6.341	2.610	1.903	1	712	82.57	0.00	0.00
IL	73	30,464,925	8.07	2.965	2.899	2.418	1	719	73.63	0.00	0.00
IN	1	63,888	0.02	6.688	2.800	1.955	0	724	75.00	0.00	0.00
MA	1	428,004	0.11	7.108	3.220	2.970	1	780	89.89	0.00	0.00
MD	27	8,512,284	2.26	6.593	2.828	2.286	1	720	76.82	0.00	0.00
MI	2	272,758	0.07	6.515	2.746	2.309	0	690	58.11	0.00	0.00
MO	3	661,324	0.18	6.520	2.743	2.050	0	719	78.49	0.00	0.00
MT	1	272,639	0.07	6.901	3.150	2.305	0	729	80.00	0.00	0.00
NC	21	8,940,692	2.37	6.481	2.926	2.234	1	713	79.84	0.00	0.00
NJ	41	19,713,140	5.22	6.405	2.849	2.366	1	708	73.30	0.00	0.00
NM	3	1,018,313	0.27	6.340	2.669	2.113	1	751	83.05	0.00	0.00
NV	13	3,986,686	1.06	5.590	2.720	2.118	1	723	80.12	0.00	0.00
NY	48	33,289,119	8.82	6.537	2.841	2.581	1	714	71.35	0.00	0.00
OH	2	176,399	0.05	6.381	2.630	1.785	1	661	80.00	0.00	0.00
OR	26	6,571,407	1.74	6.375	2.848	2.184	1	728	76.86	0.00	0.00
PA	4	1,162,346	0.31	6.371	2.580	2.110	1	709	74.38	0.00	0.00
RI	2	422,711	0.11	6.380	2.559	1.942	1	701	76.70	0.00	0.00
SC	12	3,373,438	0.89	6.500	2.801	2.265	1	694	74.10	0.00	0.00
SD	2	572,687	0.15	6.351	2.600	2.225	0	723	90.00	0.00	0.00
TN	2	433,233	0.11	7.363	3.475	2.630	0	743	80.00	0.00	0.00
UT	5	1,454,474	0.39	6.503	2.752	2.023	0	759	81.44	0.00	0.00
VA	34	13,706,541	3.63	6.281	2.759	2.128	1	693	78.79	0.00	0.00
VT	1	454,466	0.12	7.488	3.600	2.880	1	654	75.63	0.00	0.00
WA	12	5,342,836	1.42	6.685	2.881	2.347	0	743	80.18	0.00	0.00
WI	2	439,861	0.12	3.336	2.731	2.460	1	684	86.16	0.00	0.00
WY	5	530,816	0.14	6.644	2.918	2.073	0	783	80.00	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	37	13,624,920	3.61	4.471	2.723	2.432	1	721	40.01	0.00	0.00
50.01 -60.00	39	25,014,240	6.63	4.910	2.814	2.546	1	724	56.23	0.00	0.00
60.01 -70.00	112	71,774,938	19.02	5.397	2.830	2.564	1	714	66.92	0.00	0.00
70.01 -75.00	178	87,711,203	23.24	5.668	2.889	2.380	1	718	74.13	0.00	0.00
75.01 -80.00	355	143,105,208	37.91	6.087	2.741	2.018	1	723	79.60	0.00	0.00
80.01 -85.00	6	2,150,352	0.57	6.272	2.961	2.674	1	735	84.07	0.00	0.00
85.01 -90.00	74	25,916,195	6.87	5.926	2.753	2.455	1	715	89.76	0.00	0.00
90.01 -95.00	7	2,649,890	0.70	6.343	3.014	2.732	0	715	94.95	0.00	0.00
95.01 -100.00	16	5,515,533	1.46	7.334	3.737	3.438	1	760	99.98	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 17.64
max: 100.00
wa: 74.07

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	33	11,094,862	2.94	5.092	2.718	2.418	1	718	38.24	0.00	0.00
50.01 -60.00	39	24,814,878	6.57	4.824	2.822	2.553	1	728	55.78	0.00	0.00
60.01 -70.00	107	68,721,929	18.21	5.384	2.833	2.566	1	713	66.51	0.00	0.00
70.01 -75.00	176	86,160,799	22.83	5.632	2.883	2.370	1	716	73.85	0.00	0.00
75.01 -80.00	349	142,921,169	37.86	6.069	2.740	2.034	1	723	79.21	0.00	0.00
80.01 -85.00	10	3,917,801	1.04	5.501	2.973	2.576	1	720	80.90	0.00	0.00
85.01 -90.00	87	31,665,617	8.39	5.878	2.761	2.407	1	719	87.63	0.00	0.00
90.01 -95.00	7	2,649,890	0.70	6.343	3.014	2.732	0	715	94.95	0.00	0.00
95.01 -100.00	16	5,515,533	1.46	7.334	3.737	3.438	1	760	99.98	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 17.64
max: 100.00
wa: 74.62

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	2	4,140,677	1.10	7.306	3.418	3.168	1	597	69.23	0.00	0.00
620 -659	68	31,079,487	8.23	6.132	2.755	2.247	1	645	72.70	0.00	0.00
660 -699	248	108,746,150	28.81	5.707	2.774	2.255	1	681	74.35	0.00	0.00
700 -749	257	113,617,347	30.10	5.598	2.823	2.316	1	724	73.78	0.00	0.00
750 -799	224	105,682,145	28.00	5.667	2.864	2.378	1	771	74.91	0.00	0.00
800 -819	25	14,196,672	3.76	6.145	2.661	2.210	0	807	72.30	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
nzmin: 595
max: 816
nzwa: 720

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	23	12,531,092	3.32	6.841	3.246	2.794	1	726	71.86	0.00	0.00
Condominium	112	47,957,010	12.71	5.714	2.919	2.446	1	705	76.65	0.00	0.00
Cooperative	8	1,508,294	0.40	6.315	2.635	2.183	2	671	67.75	0.00	0.00
Planned Unit Development	154	73,801,732	19.55	5.536	2.808	2.293	1	725	72.96	0.00	0.00
Single Family	495	231,196,160	61.25	5.716	2.768	2.267	1	722	73.95	0.00	0.00
Two Family	32	10,468,190	2.77	6.140	2.940	2.396	0	716	76.19	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	275	91,442,093	24.23	6.254	3.069	2.455	1	729	74.81	0.00	0.00
Primary	476	250,694,817	66.42	5.453	2.719	2.260	1	716	73.41	0.00	0.00
Second Home	73	35,325,568	9.36	6.369	2.840	2.348	1	727	76.81	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	392	180,723,868	47.88	5.841	2.761	2.255	1	713	71.02	0.00	0.00
Purchase	309	135,574,302	35.92	6.379	2.896	2.370	1	730	79.42	0.00	0.00
RateTerm Refinance	123	61,164,308	16.20	3.978	2.794	2.372	1	719	71.21	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	175	68,041,228	18.03	6.198	2.902	2.400	1	723	78.85	0.00	0.00
Stated Income and Asset	68	28,790,923	7.63	5.137	2.724	2.342	1	705	65.75	0.00	0.00
Stated Income Full Asset	581	280,630,327	74.35	5.680	2.803	2.292	1	721	73.76	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	120	49,437,767	13.10	5.993	2.421	1.895	1	722	76.13	0.00	0.00
2.501 -3.000	531	244,245,049	64.71	5.555	2.742	2.243	1	717	73.22	0.00	0.00
3.001 -3.500	147	72,997,571	19.34	6.010	3.190	2.685	1	726	72.91	0.00	0.00
3.501 -4.000	26	10,782,091	2.86	6.676	3.741	3.382	1	732	91.64	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 2.020
max: 3.915
wa: 2.815

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	518	275,511,763	72.99	5.533	2.703	2.234	1	717	72.98	0.00	0.00
10.350	274	90,955,020	24.10	6.274	3.067	2.452	1	729	74.81	0.00	0.00
10.550	32	10,995,695	2.91	6.253	3.531	3.234	1	738	95.19	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
min: 9.950
max: 10.550
wa: 10.064

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	714	318,186,168	84.30	6.444	2.809	2.284	1	718	75.38	0.00	0.00
3	109	59,036,601	15.64	1.902	2.849	2.486	1	731	67.00	0.00	0.00
12	1	239,709	0.06	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	A

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	717	319,430,441	84.63	6.426	2.809	2.284	1	718	75.33	0.00	0.00
2	60	36,782,179	9.74	1.838	2.839	2.471	1	729	64.80	0.00	0.00
3	46	21,010,149	5.57	2.012	2.863	2.518	0	735	71.04	0.00	0.00
12	1	239,709	0.06	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00
nzmin: 1
max: 12
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
110	187	81,398,673	21.56	6.454	2.833	2.408	1	716	76.63	0.00	0.00
125	637	296,063,805	78.44	5.534	2.810	2.290	1	721	73.36	0.00	0.00
Total:	824	377,462,478	100.00	5.732	2.815	2.315	1	720	74.07	0.00	0.00

Unassociated Document

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

Stats
As of Date:	20060501
Count: 996
Current Balance:	$391,848,899.19
AverageCurBal:	$393,422.59
OrigWAC:	1.336
GWAC:	6.440
NetWAC:	5.874
GrossMargin:	2.899
NetMargin:	2.333
FICO: 716
Original LTV:	75.09
%CA: 49.94%
WALA: 1
OrigTerm:	423
WAM:	422
InitPerCap:	0.000
PerCap:	0.000
MaxRate:	10.053
Months to Roll:	1
Maximum 1 Zip Concentration:	1.141%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
12	728	296,901,028	75.77	6.381	2.902	2.344	1	717	74.98	100.00	0.00
24	265	93,469,912	23.85	6.626	2.892	2.301	1	715	75.33	0.00	0.00
26	3	1,477,958	0.38	6.396	2.677	1.936	1	750	79.98	0.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	513	222,463,065	56.77	6.338	2.767	2.212	1	714	74.81	74.12	0.00
1.001 -1.500	274	91,307,615	23.30	6.657	3.152	2.521	1	722	74.58	77.73	0.00
1.501 -2.000	140	49,694,871	12.68	6.355	2.795	2.243	1	712	75.95	70.78	0.00
2.001 -2.500	41	16,504,853	4.21	6.645	3.146	2.628	0	733	71.33	90.13	0.00
2.501 -3.000	8	5,244,533	1.34	6.415	3.264	2.761	0	720	77.89	94.11	0.00
3.001 -3.500	1	226,413	0.06	3.030	3.470	3.095	0	680	90.00	0.00	0.00
3.501 -4.000	11	3,451,532	0.88	7.505	3.795	3.485	0	736	99.31	100.00	0.00
4.501 -5.000	6	1,357,924	0.35	7.539	3.675	3.300	1	772	99.43	73.32	0.00
5.001 -5.500	2	1,598,093	0.41	6.064	3.496	3.246	1	658	70.10	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 1.000
max: 5.350
wa: 1.336

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	11	7,609,638	1.94	1.000	2.815	2.423	1	702	71.84	98.37	0.00
1.001 -1.500	9	4,419,718	1.13	1.456	3.191	2.837	0	697	68.23	100.00	0.00
1.501 -2.000	6	1,932,956	0.49	1.750	2.926	2.453	1	727	62.96	100.00	0.00
2.001 -2.500	3	884,940	0.23	2.183	3.371	3.050	0	701	84.24	57.12	0.00
2.501 -3.000	1	570,807	0.15	2.505	4.025	3.775	0	648	90.00	100.00	0.00
3.001 -3.500	1	226,413	0.06	3.030	3.470	3.095	0	680	90.00	0.00	0.00
4.001 -4.500	1	415,287	0.11	4.101	2.400	2.150	2	747	90.00	100.00	0.00
5.001 -5.500	1	1,147,314	0.29	5.350	3.300	3.050	1	661	60.42	100.00	0.00
5.501 -6.000	11	3,918,046	1.00	5.913	2.328	1.746	1	707	72.50	94.89	0.00
6.001 -6.500	233	95,156,582	24.28	6.346	2.651	2.079	1	714	75.13	74.06	0.00
6.501 -7.000	567	224,109,349	57.19	6.679	2.896	2.326	1	718	74.76	75.51	0.00
7.001 -7.500	139	47,503,026	12.12	7.155	3.330	2.703	1	719	76.28	70.00	0.00
7.501 -8.000	13	3,954,824	1.01	7.707	3.876	3.530	0	732	98.13	94.77	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 1.000
max: 7.883
wa: 6.440

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	9	377,662	0.10	7.121	3.278	2.689	1	710	75.52	100.00	0.00
50,000.01 -100,000.00	38	2,879,469	0.73	6.830	3.055	2.373	1	725	76.58	90.46	0.00
100,000.01 -150,000.00	65	8,073,536	2.06	6.425	2.887	2.198	1	722	74.80	60.94	0.00
150,000.01 -200,000.00	111	19,427,235	4.96	6.523	2.955	2.278	1	705	75.56	71.19	0.00
200,000.01 -250,000.00	100	22,295,774	5.69	6.654	2.969	2.323	1	715	77.30	70.63	0.00
250,000.01 -275,000.00	64	16,638,828	4.25	6.555	2.857	2.225	1	710	74.80	73.28	0.00
275,000.01 -350,000.00	148	45,767,488	11.68	6.520	2.885	2.243	1	709	75.46	71.29	0.00
350,000.01 -400,000.00	76	28,433,149	7.26	6.433	2.897	2.350	1	709	76.35	61.81	0.00
400,000.01 -450,000.00	69	29,157,773	7.44	6.505	2.866	2.371	1	720	75.45	61.22	0.00
450,000.01 -500,000.00	70	33,096,204	8.45	6.641	2.941	2.402	1	716	76.19	75.65	0.00
500,000.01 -550,000.00	51	26,382,696	6.73	6.553	2.882	2.373	1	714	74.32	82.44	0.00
550,000.01 -600,000.00	40	22,924,769	5.85	6.347	2.846	2.266	1	711	76.81	80.08	0.00
600,000.01 -750,000.00	75	48,625,595	12.41	6.472	2.858	2.313	1	723	75.61	81.54	0.00
750,000.01 -850,000.00	24	19,015,057	4.85	5.976	2.889	2.365	1	723	75.98	71.09	0.00
850,000.01 -950,000.00	16	14,270,892	3.64	5.935	2.891	2.286	1	713	76.11	100.00	0.00
950,000.01 -1,000,000.00	6	5,873,226	1.50	5.502	2.734	2.248	0	687	72.57	66.89	0.00
1,000,000.01 -1,250,000.00	18	19,382,646	4.95	6.481	2.816	2.408	1	724	68.78	88.73	0.00
1,250,000.01 -1,500,000.00	7	9,562,377	2.44	6.642	2.910	2.392	2	722	73.11	100.00	0.00
1,500,000.01 -1,750,000.00	1	1,504,755	0.38	6.838	2.950	2.230	0	719	75.00	0.00	0.00
1,750,000.01 -2,000,000.00	4	7,356,732	1.88	6.773	3.056	2.336	1	750	75.26	100.00	0.00
2,250,000.01 >=	4	10,803,034	2.76	5.678	3.168	2.722	0	738	67.85	79.10	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 32,564
max: 3,797,390
avg: 393,423

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	508	186,083,928	47.49	6.339	2.858	2.306	1	715	74.31	76.93	0.00
480	488	205,764,971	52.51	6.531	2.935	2.357	1	718	75.79	74.72	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 360
max: 480
wa: 423

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	3	2,395,436	0.61	6.634	2.883	2.453	5	727	71.91	100.00	0.00
356	35	10,427,841	2.66	6.643	2.892	2.317	4	690	75.09	52.04	0.00
357	8	4,062,434	1.04	6.777	3.026	2.279	3	713	76.87	100.00	0.00
358	15	5,644,220	1.44	6.599	2.848	2.372	2	711	73.77	79.89	0.00
359	221	80,857,398	20.63	6.267	2.811	2.261	1	715	74.66	76.14	0.00
360	226	82,696,599	21.10	6.322	2.892	2.341	0	718	73.84	78.84	0.00
475	2	450,563	0.11	6.873	3.122	2.277	5	725	80.00	100.00	0.00
476	8	2,315,258	0.59	6.677	2.926	2.196	4	711	76.10	100.00	0.00
477	10	4,382,277	1.12	6.647	2.896	2.388	3	686	77.85	100.00	0.00
478	10	6,023,926	1.54	5.635	2.737	2.121	2	741	78.85	100.00	0.00
479	247	101,897,429	26.00	6.428	2.911	2.345	1	718	75.26	78.26	0.00
480	211	90,695,519	23.15	6.696	2.978	2.389	0	718	76.05	67.07	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 355
max: 480
wa: 422

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	437	173,392,118	44.25	6.518	2.937	2.366	0	718	75.00	72.68	0.00
1	468	182,754,827	46.64	6.357	2.866	2.308	1	717	75.00	77.32	0.00
2	25	11,668,146	2.98	6.101	2.791	2.243	2	727	76.39	90.27	0.00
3	18	8,444,711	2.16	6.710	2.959	2.336	3	699	77.38	100.00	0.00
4	43	12,743,099	3.25	6.649	2.898	2.295	4	694	75.27	60.75	0.00
5	5	2,845,999	0.73	6.672	2.921	2.425	5	727	73.19	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 0
max: 5
wa: 1

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AZ	53	18,412,344	4.70	6.417	2.902	2.345	1	714	75.37	88.55	0.00
CA	398	195,692,215	49.94	6.441	2.868	2.321	1	718	74.06	74.80	0.00
CO	28	10,907,818	2.78	5.402	2.889	2.292	1	714	74.69	77.50	0.00
CT	14	6,434,777	1.64	6.558	2.836	2.257	1	727	73.19	91.12	0.00
DC	1	294,658	0.08	6.768	3.150	2.775	1	688	70.00	100.00	0.00
DE	5	1,522,984	0.39	6.714	2.943	2.209	0	665	74.24	56.30	0.00
FL	184	64,444,322	16.45	6.660	2.945	2.348	1	719	75.61	69.08	0.00
GA	22	8,168,198	2.08	6.410	2.768	2.157	1	711	74.66	83.92	0.00
HI	5	2,453,336	0.63	6.708	2.959	2.454	1	730	75.26	47.46	0.00
ID	1	121,107	0.03	6.318	2.700	1.855	1	706	79.97	100.00	0.00
IL	42	10,799,268	2.76	6.378	2.874	2.241	1	733	80.32	76.06	0.00
IN	4	622,214	0.16	6.241	2.543	1.798	2	655	69.67	76.18	0.00
KY	24	1,803,161	0.46	7.056	3.277	2.536	0	732	79.89	100.00	0.00
MA	3	1,116,820	0.29	6.612	2.790	2.363	1	729	75.26	100.00	0.00
MD	24	8,998,537	2.30	6.708	2.953	2.455	1	710	77.47	73.68	0.00
MI	10	2,380,530	0.61	6.891	3.126	2.670	3	707	80.03	46.06	0.00
MN	3	625,383	0.16	6.519	2.834	2.076	0	749	75.25	0.00	0.00
MO	6	1,286,629	0.33	6.121	3.251	2.832	1	709	87.46	65.46	0.00
MT	1	131,773	0.03	6.651	2.900	2.525	4	784	65.00	100.00	0.00
NC	13	4,624,484	1.18	6.371	3.030	2.464	1	698	71.75	91.10	0.00
NV	18	5,598,715	1.43	6.633	2.879	2.323	1	738	73.53	72.42	0.00
NY	3	1,544,543	0.39	6.568	2.738	2.488	0	685	79.69	75.15	0.00
OH	5	590,411	0.15	6.692	2.899	2.340	1	674	71.88	76.59	0.00
OR	20	5,732,994	1.46	6.419	2.847	2.166	0	728	75.56	88.53	0.00
PA	13	3,709,353	0.95	6.628	2.893	2.342	0	697	75.46	88.78	0.00
RI	8	1,915,725	0.49	6.871	3.104	2.549	1	693	69.80	88.75	0.00
SC	9	3,105,610	0.79	6.914	3.173	2.564	1	721	81.46	100.00	0.00
TX	4	662,526	0.17	6.708	2.882	2.365	2	691	79.97	10.35	0.00
UT	8	3,609,710	0.92	3.110	3.142	2.762	0	701	72.77	94.89	0.00
VA	47	17,775,761	4.54	6.395	2.980	2.323	1	707	79.02	79.58	0.00
WA	15	5,895,749	1.50	6.589	2.830	2.248	1	694	77.04	75.32	0.00
WI	5	867,246	0.22	6.275	2.542	2.163	1	671	76.66	75.97	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	35	9,595,039	2.45	6.207	2.809	2.495	0	729	42.68	70.59	0.00
50.01 -60.00	45	22,787,188	5.82	6.564	2.888	2.606	1	733	56.83	85.19	0.00
60.01 -70.00	125	57,238,116	14.61	5.849	2.872	2.593	1	708	66.86	75.47	0.00
70.01 -75.00	220	100,410,987	25.62	6.592	2.959	2.371	1	710	74.29	77.79	0.00
75.01 -80.00	470	167,958,109	42.86	6.525	2.850	2.092	1	721	79.46	73.42	0.00
80.01 -85.00	8	2,253,628	0.58	6.150	2.763	2.457	1	683	83.79	65.70	0.00
85.01 -90.00	67	24,669,877	6.30	6.359	2.922	2.626	1	712	89.85	75.52	0.00
90.01 -95.00	12	2,746,970	0.70	6.899	3.205	2.871	0	697	94.93	72.61	0.00
95.01 -100.00	14	4,188,986	1.07	7.622	3.796	3.474	0	747	99.99	95.06	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 20.87
max: 100.00
wa: 75.09

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	35	9,595,039	2.45	6.207	2.809	2.495	0	729	42.68	70.59	0.00
50.01 -60.00	45	22,787,188	5.82	6.564	2.888	2.606	1	733	56.83	85.19	0.00
60.01 -70.00	124	56,664,943	14.46	5.891	2.871	2.592	1	708	66.86	75.22	0.00
70.01 -75.00	216	96,506,477	24.63	6.557	2.962	2.382	1	710	74.22	78.45	0.00
75.01 -80.00	450	160,219,880	40.89	6.522	2.843	2.084	1	721	79.40	71.93	0.00
80.01 -85.00	12	4,801,373	1.23	6.111	2.848	2.308	1	692	80.24	83.90	0.00
85.01 -90.00	88	34,338,044	8.76	6.481	2.933	2.522	1	713	86.77	79.01	0.00
90.01 -95.00	12	2,746,970	0.70	6.899	3.205	2.871	0	697	94.93	72.61	0.00
95.01 -100.00	14	4,188,986	1.07	7.622	3.796	3.474	0	747	99.99	95.06	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 20.87
max: 100.00
wa: 75.44

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	2	596,447	0.15	7.041	3.153	2.534	0	604	61.97	70.59	0.00
620 -659	111	37,732,191	9.63	6.179	2.883	2.375	1	645	73.58	71.61	0.00
660 -699	294	113,241,448	28.90	6.376	2.878	2.313	1	680	75.91	75.16	0.00
700 -749	335	137,907,364	35.19	6.465	2.895	2.316	1	723	74.99	79.45	0.00
750 -799	227	93,072,789	23.75	6.569	2.940	2.378	1	771	75.01	74.08	0.00
800 -819	27	9,298,660	2.37	6.571	2.836	2.188	0	806	74.20	62.72	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
nzmin: 599
max: 818
nzwa: 716

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	20	8,652,033	2.21	7.092	3.335	2.876	1	729	70.81	89.84	0.00
Condominium	132	46,681,274	11.91	6.600	2.903	2.310	1	724	77.55	79.63	0.00
Planned Unit Development	221	90,001,077	22.97	6.519	2.898	2.318	1	719	76.34	77.80	0.00
Single Family	584	232,128,643	59.24	6.333	2.875	2.316	1	713	74.26	74.76	0.00
Two Family	39	14,385,872	3.67	6.767	2.998	2.438	1	722	75.10	58.29	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	301	86,334,265	22.03	6.791	3.176	2.555	1	723	74.00	80.24	0.00
Primary	626	282,565,350	72.11	6.329	2.823	2.272	1	713	75.38	73.54	0.00
Second Home	69	22,949,284	5.86	6.491	2.786	2.244	1	728	75.52	86.44	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	578	228,899,065	58.42	6.379	2.861	2.308	1	711	72.58	74.31	0.00
Purchase	296	115,577,352	29.50	6.564	2.947	2.331	1	730	80.57	77.86	0.00
RateTerm Refinance	122	47,372,482	12.09	6.434	2.965	2.458	1	709	73.83	77.69	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	243	70,073,692	17.88	6.610	2.984	2.407	1	715	79.09	73.37	0.00
Stated Income and Asset	84	30,208,538	7.71	5.556	2.858	2.374	1	699	68.54	78.01	0.00
Stated Income Full Asset	669	291,566,669	74.41	6.490	2.883	2.311	1	719	74.80	76.11	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	68	23,984,900	6.12	6.112	2.407	1.810	1	709	75.61	73.50	0.00
2.501 -3.000	627	256,917,360	65.57	6.364	2.789	2.230	1	715	74.71	73.45	0.00
3.001 -3.500	273	99,924,739	25.50	6.664	3.210	2.619	1	722	74.55	82.23	0.00
3.501 -4.000	27	10,451,093	2.67	7.137	3.694	3.245	0	724	87.36	74.84	0.00
4.001 -4.500	1	570,807	0.15	2.505	4.025	3.775	0	648	90.00	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 2.020
max: 4.025
wa: 2.899

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	663	295,361,261	75.38	6.335	2.795	2.237	1	714	74.79	73.96	0.00
10.350	302	86,694,016	22.12	6.789	3.175	2.554	1	723	73.89	80.32	0.00
10.550	31	9,793,622	2.50	6.513	3.574	3.260	1	721	94.55	90.11	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
min: 9.950
max: 10.550
wa: 10.053

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	989	388,768,629	99.21	6.466	2.897	2.330	1	716	75.19	75.58	0.00
3	6	1,932,956	0.49	1.750	2.926	2.453	1	727	62.96	100.00	0.00
12	1	1,147,314	0.29	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	989	388,768,629	99.21	6.466	2.897	2.330	1	716	75.19	75.58	0.00
2	4	1,543,119	0.39	1.750	2.878	2.498	1	723	58.66	100.00	0.00
3	2	389,838	0.10	1.750	3.117	2.272	0	744	80.00	100.00	0.00
11	1	1,147,314	0.29	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00
nzmin: 1
max: 11
nzwa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	B
NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
	1	455,000	0.12	1.000	2.750	2.500	0	634	70.00	100.00	0.00
110	187	70,670,381	18.04	6.675	2.938	2.412	0	718	76.45	76.73	0.00
125	808	320,723,518	81.85	6.396	2.890	2.315	1	716	74.79	75.52	0.00
Total:	996	391,848,899	100.00	6.440	2.899	2.333	1	716	75.09	75.77	0.00

Unassociated Document
IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

Stats
As of Date: 20060501
Count: 1,099
Current Balance: $372,117,302.27
AverageCurBal: $338,596.27
OrigWAC: 1.304
GWAC: 7.010
NetWAC: 6.448
GrossMargin: 3.444
NetMargin: 2.881
FICO: 704
Original LTV: 75.74
%CA: 36.09%
WALA: 1
OrigTerm: 420
WAM: 420
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.020
Months to Roll: 1
Maximum 1 Zip Concentration: 0.957%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
36	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	666	238,508,768	64.10	7.065	3.382	2.812	1	699	75.65	0.00	100.00
1.001 -1.500	187	51,653,201	13.88	7.030	3.638	3.027	1	715	72.48	0.00	100.00
1.501 -2.000	175	62,497,823	16.80	6.911	3.389	2.847	1	709	75.93	0.00	100.00
2.001 -2.500	35	10,198,087	2.74	6.189	3.657	3.187	1	724	76.10	0.00	100.00
2.501 -3.000	8	2,073,871	0.56	5.506	3.723	3.372	1	711	91.03	0.00	100.00
3.501 -4.000	21	5,469,274	1.47	7.380	4.149	3.811	0	739	95.32	0.00	100.00
4.001 -4.500	1	320,947	0.09	8.753	4.865	4.490	1	699	100.00	0.00	100.00
4.501 -5.000	6	1,395,331	0.37	7.689	4.213	3.883	1	738	94.98	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 1.000
max: 4.950
wa: 1.304

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	8	2,776,554	0.75	1.000	3.459	2.912	1	688	78.71	0.00	100.00
1.001 -1.500	12	3,320,664	0.89	1.441	3.530	2.846	1	680	75.15	0.00	100.00
1.501 -2.000	8	2,556,494	0.69	1.899	3.523	2.905	1	680	72.84	0.00	100.00
2.001 -2.500	6	2,298,351	0.62	2.218	4.073	3.678	0	720	85.23	0.00	100.00
2.501 -3.000	4	941,531	0.25	2.981	3.615	3.240	1	716	93.92	0.00	100.00
3.501 -4.000	1	798,806	0.21	3.800	3.950	3.700	1	747	74.42	0.00	100.00
4.501 -5.000	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
5.501 -6.000	3	1,692,342	0.45	5.964	2.319	1.700	1	721	82.92	0.00	100.00
6.001 -6.500	41	14,578,021	3.92	6.301	2.589	2.097	1	717	72.26	0.00	100.00
6.501 -7.000	193	72,450,177	19.47	6.799	3.064	2.542	1	712	74.37	0.00	100.00
7.001 -7.500	632	215,367,599	57.88	7.254	3.496	2.910	1	702	75.81	0.00	100.00
7.501 -8.000	169	47,917,536	12.88	7.674	3.874	3.319	1	696	75.53	0.00	100.00
8.001 -8.500	17	6,158,031	1.65	8.199	4.403	3.909	0	728	86.91	0.00	100.00
8.501 -9.000	4	1,079,317	0.29	8.607	4.719	4.402	1	729	100.00	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 1.000
max: 8.753
wa: 7.010

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	10	441,270	0.12	7.546	3.901	3.279	1	718	79.22	0.00	100.00
50,000.01 -100,000.00	37	3,008,211	0.81	7.176	3.532	2.933	1	710	66.63	0.00	100.00
100,000.01 -150,000.00	101	12,955,398	3.48	7.113	3.511	2.896	1	707	72.78	0.00	100.00
150,000.01 -200,000.00	165	29,166,238	7.84	7.143	3.505	2.869	1	700	76.84	0.00	100.00
200,000.01 -250,000.00	166	37,498,688	10.08	7.005	3.441	2.832	1	710	76.32	0.00	100.00
250,000.01 -275,000.00	64	16,852,113	4.53	6.920	3.490	2.924	1	703	74.04	0.00	100.00
275,000.01 -350,000.00	160	50,034,186	13.45	6.938	3.436	2.790	1	698	76.51	0.00	100.00
350,000.01 -400,000.00	72	26,635,954	7.16	7.018	3.504	2.989	1	706	77.19	0.00	100.00
400,000.01 -450,000.00	82	34,655,457	9.31	6.772	3.425	2.865	1	699	76.34	0.00	100.00
450,000.01 -500,000.00	56	26,405,357	7.10	7.101	3.454	2.935	1	698	75.83	0.00	100.00
500,000.01 -550,000.00	48	25,078,788	6.74	6.829	3.472	2.959	1	700	78.97	0.00	100.00
550,000.01 -600,000.00	38	21,795,979	5.86	6.983	3.379	2.895	1	701	76.96	0.00	100.00
600,000.01 -750,000.00	47	30,506,049	8.20	7.185	3.431	2.938	1	706	77.72	0.00	100.00
750,000.01 -850,000.00	16	12,619,943	3.39	7.027	3.496	2.981	1	698	72.05	0.00	100.00
850,000.01 -950,000.00	12	10,686,550	2.87	7.021	3.312	2.789	1	704	69.85	0.00	100.00
950,000.01 -1,000,000.00	4	3,904,377	1.05	7.190	3.438	2.834	1	717	73.86	0.00	100.00
1,000,000.01 -1,250,000.00	12	13,057,085	3.51	6.962	3.165	2.628	1	725	72.75	0.00	100.00
1,250,000.01 -1,500,000.00	3	4,274,594	1.15	7.325	3.574	2.854	1	698	77.14	0.00	100.00
1,500,000.01 -1,750,000.00	2	3,390,416	0.91	6.985	3.165	2.675	0	707	70.09	0.00	100.00
1,750,000.01 -2,000,000.00	1	1,797,883	0.48	6.788	2.900	2.650	1	768	69.02	0.00	100.00
2,250,000.01 >=	3	7,352,767	1.98	7.492	3.741	3.183	0	746	68.98	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 37,709
max: 2,538,433
avg: 338,596

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	577	185,197,877	49.77	6.896	3.408	2.841	1	704	75.54	0.00	100.00
480	522	186,919,425	50.23	7.123	3.479	2.921	1	704	75.93	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 360
max: 480
wa: 420

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	2	1,008,096	0.27	7.201	3.450	2.925	5	678	71.34	0.00	100.00
356	17	4,584,434	1.23	7.125	3.374	2.666	4	677	78.81	0.00	100.00
357	8	4,347,409	1.17	7.017	3.266	2.681	3	706	76.62	0.00	100.00
358	21	9,673,643	2.60	7.120	3.362	2.934	2	701	72.89	0.00	100.00
359	291	91,389,521	24.56	6.800	3.392	2.822	1	702	75.64	0.00	100.00
360	238	74,194,775	19.94	6.959	3.444	2.870	0	709	75.54	0.00	100.00
475	2	728,157	0.20	7.234	3.483	2.722	5	695	80.00	0.00	100.00
476	17	5,866,054	1.58	7.367	3.616	2.953	4	683	78.22	0.00	100.00
477	6	1,407,353	0.38	7.351	3.600	2.867	3	686	76.38	0.00	100.00
478	10	4,456,540	1.20	7.124	3.373	2.796	2	699	72.11	0.00	100.00
479	287	101,306,089	27.22	7.081	3.498	2.935	1	702	76.51	0.00	100.00
480	200	73,155,232	19.66	7.156	3.445	2.910	0	710	75.14	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 355
max: 480
wa: 420

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	438	147,350,007	39.60	7.057	3.445	2.890	0	709	75.34	0.00	100.00
1	578	192,695,609	51.78	6.948	3.448	2.882	1	702	76.10	0.00	100.00
2	31	14,130,182	3.80	7.121	3.366	2.891	2	700	72.64	0.00	100.00
3	14	5,754,762	1.55	7.099	3.348	2.726	3	701	76.56	0.00	100.00
4	34	10,450,488	2.81	7.261	3.510	2.827	4	680	78.48	0.00	100.00
5	4	1,736,253	0.47	7.215	3.464	2.840	5	685	74.97	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AL	1	205,252	0.06	7.291	3.540	3.165	0	768	100.00	0.00	100.00
AZ	47	14,505,158	3.90	6.905	3.423	2.856	1	710	76.34	0.00	100.00
CA	327	134,294,501	36.09	6.985	3.453	2.889	1	705	74.61	0.00	100.00
CO	19	3,943,614	1.06	6.770	3.478	2.868	1	730	75.26	0.00	100.00
CT	11	3,747,790	1.01	6.889	3.147	2.756	1	697	68.47	0.00	100.00
DC	1	236,477	0.06	6.801	3.050	2.205	0	701	76.13	0.00	100.00
FL	338	105,427,913	28.33	7.145	3.505	2.944	1	705	75.25	0.00	100.00
GA	5	2,633,382	0.71	6.579	2.787	2.191	1	729	77.63	0.00	100.00
HI	4	1,440,012	0.39	6.924	3.208	2.614	1	689	76.50	0.00	100.00
ID	4	908,650	0.24	6.971	3.300	2.571	1	681	76.73	0.00	100.00
IL	31	9,969,962	2.68	7.007	3.267	2.703	1	684	80.02	0.00	100.00
IN	1	103,437	0.03	6.618	3.000	2.155	1	751	80.00	0.00	100.00
KY	1	247,877	0.07	7.338	3.450	3.075	0	655	71.67	0.00	100.00
MA	3	948,333	0.25	6.917	3.128	2.597	1	707	70.36	0.00	100.00
MD	43	13,936,193	3.75	7.145	3.435	2.888	1	699	78.97	0.00	100.00
MI	36	9,416,497	2.53	6.977	3.561	3.039	1	704	77.71	0.00	100.00
MN	2	393,485	0.11	7.238	3.552	2.937	0	721	74.72	0.00	100.00
MO	6	1,470,434	0.40	7.213	3.521	3.105	1	668	78.84	0.00	100.00
NC	6	1,053,549	0.28	5.593	3.501	2.951	0	734	82.31	0.00	100.00
NV	46	12,643,216	3.40	7.016	3.488	2.894	1	718	77.02	0.00	100.00
NY	1	263,710	0.07	7.101	3.350	2.975	0	642	64.94	0.00	100.00
OH	18	1,462,560	0.39	7.440	3.695	3.154	1	703	82.53	0.00	100.00
OK	1	140,346	0.04	7.338	3.450	2.605	1	642	80.00	0.00	100.00
OR	20	4,516,414	1.21	7.174	3.380	2.703	1	708	76.36	0.00	100.00
PA	6	1,334,044	0.36	7.245	3.435	3.021	1	708	85.95	0.00	100.00
RI	5	1,047,909	0.28	7.034	3.283	2.697	0	678	71.82	0.00	100.00
SC	3	972,083	0.26	7.152	3.502	2.942	2	686	70.96	0.00	100.00
TX	5	912,254	0.25	7.251	3.501	2.880	0	682	82.10	0.00	100.00
UT	14	5,899,353	1.59	7.032	3.223	2.540	0	710	74.38	0.00	100.00
VA	57	24,287,093	6.53	6.829	3.429	2.911	1	699	78.12	0.00	100.00
WA	37	13,755,806	3.70	6.646	3.284	2.684	1	702	76.66	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	39	9,864,703	2.65	7.023	3.355	3.030	0	722	42.57	0.00	100.00
50.01 -60.00	50	17,398,899	4.68	6.991	3.354	3.049	1	706	56.11	0.00	100.00
60.01 -70.00	161	57,919,819	15.56	6.971	3.384	3.083	1	703	66.61	0.00	100.00
70.01 -75.00	249	85,632,309	23.01	7.156	3.515	2.910	1	697	74.39	0.00	100.00
75.01 -80.00	437	150,564,657	40.46	6.964	3.398	2.631	1	707	79.50	0.00	100.00
80.01 -85.00	17	5,559,448	1.49	6.483	3.383	3.071	1	699	83.25	0.00	100.00
85.01 -90.00	106	35,150,513	9.45	6.899	3.508	3.199	1	704	89.65	0.00	100.00
90.01 -95.00	20	5,044,795	1.36	6.579	3.430	3.074	1	699	94.50	0.00	100.00
95.01 -100.00	20	4,982,158	1.34	8.222	4.406	4.063	1	740	100.00	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 18.25
max: 100.00
wa: 75.74

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	39	9,864,703	2.65	7.023	3.355	3.030	0	722	42.57	0.00	100.00
50.01 -60.00	47	16,077,878	4.32	6.966	3.347	3.041	1	706	56.19	0.00	100.00
60.01 -70.00	158	56,244,653	15.11	6.964	3.386	3.084	1	703	66.53	0.00	100.00
70.01 -75.00	246	83,464,616	22.43	7.194	3.519	2.904	1	696	74.18	0.00	100.00
75.01 -80.00	422	145,226,163	39.03	7.014	3.401	2.640	1	707	79.33	0.00	100.00
80.01 -85.00	19	6,528,336	1.75	6.673	3.456	3.118	1	692	82.00	0.00	100.00
85.01 -90.00	127	43,885,194	11.79	6.740	3.452	3.077	1	705	87.39	0.00	100.00
90.01 -95.00	20	5,044,795	1.36	6.579	3.430	3.074	1	699	94.50	0.00	100.00
95.01 -100.00	21	5,780,964	1.55	7.611	4.343	4.013	1	741	96.47	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 18.26
max: 100.00
wa: 76.18

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	9	3,442,396	0.93	7.599	3.787	3.203	1	716	72.81	0.00	100.00
Condominium	137	37,680,839	10.13	7.053	3.507	2.913	1	714	78.85	0.00	100.00
Planned Unit Development	230	91,549,169	24.60	7.068	3.465	2.907	1	704	76.78	0.00	100.00
Single Family	690	231,546,870	62.22	6.968	3.417	2.860	1	702	74.99	0.00	100.00
Two Family	33	7,898,028	2.12	7.101	3.527	2.922	1	716	71.99	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	202	46,456,605	12.48	7.197	3.717	3.078	1	715	73.55	0.00	100.00
Primary	845	308,676,742	82.95	6.991	3.409	2.857	1	702	76.03	0.00	100.00
Second Home	52	16,983,955	4.56	6.844	3.320	2.777	1	725	76.41	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	C

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	704	229,841,046	61.77	7.043	3.442	2.869	1	702	72.77	0.00	100.00
Purchase	219	77,126,159	20.73	7.016	3.457	2.904	1	715	82.99	0.00	100.00
RateTerm Refinance	176	65,150,097	17.51	6.886	3.433	2.898	1	701	77.61	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	230	63,802,109	17.15	7.102	3.511	2.933	1	708	80.94	0.00	100.00
Stated Income and Asset	220	67,964,662	18.26	7.103	3.453	3.007	1	689	66.27	0.00	100.00
Stated Income Full Asset	649	240,350,531	64.59	6.959	3.423	2.832	1	707	77.03	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	23	9,565,422	2.57	6.229	2.407	1.914	1	719	71.49	0.00	100.00
2.501 -3.000	94	35,151,534	9.45	6.584	2.855	2.330	1	715	74.74	0.00	100.00
3.001 -3.500	480	158,663,793	42.64	6.879	3.339	2.761	1	704	75.44	0.00	100.00
3.501 -4.000	450	150,199,749	40.36	7.247	3.657	3.083	1	700	75.79	0.00	100.00
4.001 -4.500	35	14,269,254	3.83	7.528	4.160	3.672	1	708	77.18	0.00	100.00
4.501 -5.000	16	4,117,814	1.11	7.228	4.619	4.286	1	735	98.05	0.00	100.00
5.001 -5.500	1	149,737	0.04	2.880	5.070	4.695	0	662	88.24	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 2.210
max: 5.070
wa: 3.444

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	850	312,634,042	84.01	6.978	3.377	2.818	1	702	75.38	0.00	100.00
10.350	205	47,840,122	12.86	7.196	3.707	3.068	1	716	73.63	0.00	100.00
10.550	44	11,643,139	3.13	7.108	4.162	3.821	0	723	94.10	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
min: 9.950
max: 10.550
wa: 10.020

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,095	370,958,259	99.69	7.025	3.443	2.881	1	704	75.74	0.00	100.00
3	3	977,164	0.26	1.853	3.653	2.983	1	699	74.35	0.00	100.00
12	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,095	370,958,259	99.69	7.025	3.443	2.881	1	704	75.74	0.00	100.00
2	2	721,905	0.19	1.890	3.690	2.915	1	680	77.20	0.00	100.00
3	1	255,259	0.07	1.750	3.550	3.175	0	753	66.27	0.00	100.00
11	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00
nzmin: 1
max: 11
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
110	216	68,750,586	18.48	7.022	3.434	2.935	1	714	77.26	0.00	100.00
115	1	271,352	0.07	1.000	3.450	2.605	0	627	80.00	0.00	100.00
125	882	303,095,364	81.45	7.013	3.446	2.869	1	702	75.39	0.00	100.00
Total:	1,099	372,117,302	100.00	7.010	3.444	2.881	1	704	75.74	0.00	100.00

Unassociated Document
IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

Stats
As of Date: 20060501
Count: 2,919
Current Balance: $1,141,428,679.48
AverageCurBal: $391,034.15
OrigWAC: 1.377
GWAC: 6.392
NetWAC: 5.849
GrossMargin: 3.049
NetMargin: 2.506
FICO: 714
Original LTV: 74.96
%CA: 43.01%
WALA: 1
OrigTerm: 418
WAM: 417
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.046
Months to Roll: 1
Maximum 1 Zip Concentration: 0.586%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	824	377,462,478	33.07	5.732	2.815	2.315	1	720	74.07	0.00	0.00
12	728	296,901,028	26.01	6.381	2.902	2.344	1	717	74.98	100.00	0.00
24	265	93,469,912	8.19	6.626	2.892	2.301	1	715	75.33	0.00	0.00
26	3	1,477,958	0.13	6.396	2.677	1.936	1	750	79.98	0.00	0.00
36	1,099	372,117,302	32.60	7.010	3.444	2.881	1	704	75.74	0.00	100.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	1,504	612,273,387	53.64	6.594	2.970	2.414	1	709	75.28	26.93	38.95
1.001 -1.500	670	226,853,676	19.87	6.778	3.213	2.605	1	720	73.74	31.29	22.77
1.501 -2.000	490	206,456,086	18.09	5.525	2.965	2.481	1	717	73.41	17.04	30.27
2.001 -2.500	159	60,509,672	5.30	5.658	3.187	2.705	1	728	73.58	24.58	16.85
2.501 -3.000	26	14,235,707	1.25	6.128	3.285	2.899	1	684	78.91	34.67	14.57
3.001 -3.500	2	445,558	0.04	3.187	3.411	3.036	0	723	90.00	0.00	0.00
3.501 -4.000	47	14,336,350	1.26	7.417	3.875	3.563	1	747	97.80	24.08	38.15
4.001 -4.500	3	1,011,245	0.09	6.636	4.070	3.748	1	692	97.88	0.00	31.74
4.501 -5.000	16	3,708,905	0.32	7.180	3.813	3.425	1	747	96.34	26.84	37.62
5.001 -5.500	2	1,598,093	0.14	6.064	3.496	3.246	1	658	70.10	100.00	0.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 1.000
max: 5.350
wa: 1.377

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	29	14,591,136	1.28	1.000	2.883	2.407	1	700	74.81	51.30	19.03
1.001 -1.500	22	8,204,342	0.72	1.447	3.329	2.821	1	688	71.41	53.87	40.47
1.501 -2.000	93	51,481,606	4.51	1.767	2.789	2.423	1	726	65.48	3.75	4.97
2.001 -2.500	40	15,831,353	1.39	2.169	3.375	2.944	1	728	74.91	3.19	14.52
2.501 -3.000	9	3,135,976	0.27	2.775	3.297	2.999	0	716	90.53	18.20	30.02
3.001 -3.500	2	445,558	0.04	3.187	3.411	3.036	0	723	90.00	0.00	0.00
3.501 -4.000	1	798,806	0.07	3.800	3.950	3.700	1	747	74.42	0.00	100.00
4.001 -4.500	2	843,368	0.07	4.304	2.994	2.744	1	716	92.53	49.24	0.00
4.501 -5.000	3	701,758	0.06	4.920	3.481	2.946	0	696	86.66	0.00	25.92
5.001 -5.500	1	1,147,314	0.10	5.350	3.300	3.050	1	661	60.42	100.00	0.00
5.501 -6.000	31	11,869,590	1.04	5.923	2.327	1.765	1	720	74.15	31.32	14.26
6.001 -6.500	604	256,803,377	22.50	6.327	2.609	2.064	1	716	75.42	27.44	5.68
6.501 -7.000	1,054	425,513,323	37.28	6.716	2.941	2.390	1	718	74.40	39.77	17.03
7.001 -7.500	813	285,872,630	25.05	7.234	3.459	2.879	1	705	76.03	11.63	75.34
7.501 -8.000	194	56,951,194	4.99	7.674	3.856	3.322	1	701	78.15	6.58	84.14
8.001 -8.500	17	6,158,031	0.54	8.199	4.403	3.909	0	728	86.91	0.00	100.00
8.501 -9.000	4	1,079,317	0.09	8.607	4.719	4.402	1	729	100.00	0.00	100.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 1.000
max: 8.753
wa: 6.392

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	23	967,905	0.08	7.072	3.537	2.934	1	709	77.85	39.02	45.59
50,000.01 -100,000.00	93	7,357,934	0.64	6.864	3.191	2.545	1	719	71.53	35.40	40.88
100,000.01 -150,000.00	211	26,683,304	2.34	6.752	3.182	2.534	1	717	73.32	18.44	48.55
150,000.01 -200,000.00	351	61,875,765	5.42	6.814	3.183	2.537	1	706	76.13	22.35	47.14
200,000.01 -250,000.00	346	77,545,607	6.79	6.719	3.165	2.534	1	714	76.20	20.31	48.36
250,000.01 -275,000.00	170	44,490,836	3.90	6.522	3.112	2.507	1	709	75.31	27.41	37.88
275,000.01 -350,000.00	407	126,386,689	11.07	6.502	3.084	2.440	1	707	76.42	25.81	39.59
350,000.01 -400,000.00	231	86,134,094	7.55	6.475	3.055	2.526	1	710	77.02	20.40	30.92
400,000.01 -450,000.00	203	85,669,334	7.51	6.400	3.075	2.543	1	711	76.75	20.84	40.45
450,000.01 -500,000.00	186	87,877,600	7.70	6.377	3.045	2.522	1	709	76.45	28.49	30.05
500,000.01 -550,000.00	142	73,900,910	6.47	6.337	3.047	2.539	1	712	75.80	29.43	33.94
550,000.01 -600,000.00	130	74,649,208	6.54	6.093	2.932	2.426	1	712	75.46	24.59	29.20
600,000.01 -750,000.00	200	130,470,036	11.43	6.234	2.961	2.447	1	717	75.78	30.39	23.38
750,000.01 -850,000.00	62	49,218,922	4.31	6.297	3.001	2.471	1	712	73.87	27.46	25.64
850,000.01 -950,000.00	45	40,188,491	3.52	5.931	2.968	2.457	1	723	72.22	35.51	26.59
950,000.01 -1,000,000.00	22	21,594,940	1.89	5.078	2.894	2.452	1	707	68.77	18.19	18.08
1,000,000.01 -1,250,000.00	47	51,606,501	4.52	6.410	2.961	2.496	1	727	71.46	33.32	25.30
1,250,000.01 -1,500,000.00	21	29,195,501	2.56	6.014	2.985	2.491	1	724	74.05	32.75	14.64
1,500,000.01 -1,750,000.00	9	14,455,199	1.27	6.751	2.953	2.597	1	719	69.30	0.00	23.45
1,750,000.01 -2,000,000.00	6	10,934,629	0.96	6.742	3.013	2.447	1	740	67.54	67.28	16.44
2,250,000.01 >=	14	40,225,275	3.52	6.590	3.176	2.817	0	730	67.48	21.24	18.28
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 30,474
max: 5,531,413
avg: 391,034

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	1,566	593,697,715	52.01	6.249	3.012	2.481	1	714	74.17	24.11	31.19
480	1,353	547,730,965	47.99	6.547	3.089	2.532	1	713	75.82	28.07	34.13
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 360
max: 480
wa: 418

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	9	4,346,013	0.38	6.765	3.014	2.490	5	704	72.79	55.12	23.20
356	68	25,269,785	2.21	6.689	2.938	2.363	4	686	74.58	21.47	18.14
357	17	8,657,280	0.76	6.887	3.136	2.467	3	708	76.83	46.93	50.22
358	51	21,433,962	1.88	6.646	3.053	2.570	2	711	73.37	21.04	45.13
359	766	297,158,215	26.03	6.122	3.001	2.481	1	714	73.97	20.72	30.75
360	655	236,832,460	20.75	6.292	3.025	2.487	0	717	74.38	27.53	31.33
475	4	1,178,720	0.10	7.096	3.345	2.552	5	706	80.00	38.22	61.78
476	25	8,181,312	0.72	7.172	3.421	2.739	4	691	77.62	28.30	71.70
477	17	6,368,920	0.56	6.878	3.127	2.593	3	691	78.63	68.81	22.10
478	34	17,118,763	1.50	6.308	2.940	2.352	2	713	76.57	35.19	26.03
479	714	285,578,680	25.02	6.455	3.091	2.532	1	713	75.56	27.93	35.47
480	559	229,304,569	20.09	6.644	3.082	2.536	0	716	75.93	26.53	31.90
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 355
max: 480
wa: 417

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	1,214	466,137,029	40.84	6.465	3.053	2.511	0	717	75.14	27.04	31.61
1	1,480	582,736,895	51.05	6.286	3.045	2.506	1	713	74.75	24.25	33.07
2	85	38,552,725	3.38	6.496	3.003	2.473	2	712	74.79	27.32	36.65
3	34	15,026,201	1.32	6.883	3.132	2.520	3	701	77.59	56.20	38.30
4	93	33,451,097	2.93	6.807	3.056	2.455	4	687	75.32	23.14	31.24
5	13	5,524,733	0.48	6.836	3.085	2.503	5	705	74.33	51.51	31.43
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AK	1	332,727	0.03	6.488	2.600	1.755	1	770	80.00	0.00	0.00
AL	2	590,844	0.05	7.422	3.671	3.377	1	761	100.00	0.00	34.74
AZ	138	47,955,243	4.20	6.522	3.047	2.497	1	719	76.22	34.00	30.25
CA	1,023	490,949,540	43.01	6.272	3.000	2.462	1	716	73.61	29.81	27.35
CO	60	23,557,397	2.06	6.103	3.030	2.517	1	730	71.50	35.88	16.74
CT	36	14,567,993	1.28	6.546	2.944	2.462	1	715	71.42	40.25	25.73
DC	6	2,279,722	0.20	6.758	3.046	2.344	1	702	75.89	12.93	10.37
DE	6	1,661,283	0.15	6.695	2.915	2.171	0	669	74.72	51.61	0.00
FL	624	209,400,937	18.35	6.856	3.192	2.625	1	712	75.85	21.26	50.35
GA	30	12,427,236	1.09	6.190	2.761	2.157	1	718	75.20	55.16	21.19
HI	12	5,088,572	0.45	6.704	2.918	2.376	1	718	77.41	22.88	28.30
ID	11	2,180,502	0.19	6.602	2.903	2.179	1	699	79.99	5.55	41.67
IL	146	51,234,155	4.49	4.471	2.965	2.436	1	715	76.29	16.03	19.46
IN	6	789,539	0.07	6.326	2.624	1.858	2	674	71.46	60.04	13.10
KY	25	2,051,038	0.18	7.090	3.298	2.602	0	723	78.89	87.91	12.09
MA	7	2,493,156	0.22	6.813	2.992	2.556	1	729	75.91	44.80	38.04
MD	94	31,447,014	2.76	6.871	3.133	2.601	1	708	77.96	21.08	44.32
MI	48	12,069,784	1.06	6.950	3.457	2.950	1	704	77.72	9.08	78.02
MN	5	1,018,868	0.09	6.797	3.111	2.409	0	739	75.05	0.00	38.62
MO	15	3,418,387	0.30	6.668	3.269	2.798	1	693	82.02	24.64	43.02
MT	2	404,411	0.04	6.820	3.069	2.377	1	747	75.11	32.58	0.00
NC	40	14,618,726	1.28	6.382	3.000	2.358	1	710	77.46	28.82	7.21
NJ	41	19,713,140	1.73	6.405	2.849	2.366	1	708	73.30	0.00	0.00
NM	3	1,018,313	0.09	6.340	2.669	2.113	1	751	83.05	0.00	0.00
NV	77	22,228,617	1.95	6.664	3.197	2.611	1	724	76.70	18.24	56.88
NY	52	35,097,373	3.07	6.542	2.840	2.579	1	712	71.67	3.31	0.75
OH	25	2,229,371	0.20	7.158	3.400	2.830	1	692	79.51	20.28	65.60
OK	1	140,346	0.01	7.338	3.450	2.605	1	642	80.00	0.00	100.00
OR	66	16,820,815	1.47	6.605	2.990	2.317	1	723	76.28	30.17	26.85
PA	23	6,205,743	0.54	6.713	2.951	2.444	0	702	77.51	53.07	21.50
RI	15	3,386,345	0.30	6.861	3.092	2.519	1	689	71.29	50.21	30.95
SC	24	7,451,131	0.65	6.758	3.048	2.478	1	704	76.76	41.68	13.05
SD	2	572,687	0.05	6.351	2.600	2.225	0	723	90.00	0.00	0.00
TN	2	433,233	0.04	7.363	3.475	2.630	0	743	80.00	0.00	0.00
TX	9	1,574,780	0.14	7.023	3.241	2.664	1	686	81.20	4.35	57.93
UT	27	10,963,537	0.96	5.671	3.134	2.545	0	713	74.79	31.24	53.81
VA	138	55,769,396	4.89	6.556	3.121	2.531	1	700	78.57	25.36	43.55
VT	1	454,466	0.04	7.488	3.600	2.880	1	654	75.63	0.00	0.00
WA	64	24,994,391	2.19	6.641	3.091	2.509	1	709	77.50	17.77	55.04
WI	7	1,307,107	0.11	5.286	2.606	2.263	1	676	79.86	50.40	0.00
WY	5	530,816	0.05	6.644	2.918	2.073	0	783	80.00	0.00	0.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	111	33,084,661	2.90	5.736	2.936	2.628	1	723	41.55	20.47	29.82
50.01 -60.00	134	65,200,327	5.71	6.043	2.984	2.701	1	722	56.41	29.77	26.69
60.01 -70.00	398	186,932,873	16.38	6.023	3.014	2.734	1	709	66.81	23.11	30.98
70.01 -75.00	647	273,754,499	23.98	6.472	3.110	2.543	1	708	74.27	28.53	31.28
75.01 -80.00	1,262	461,627,974	40.44	6.533	2.995	2.245	1	717	79.52	26.71	32.62
80.01 -85.00	31	9,963,429	0.87	6.362	3.151	2.846	1	703	83.55	14.86	55.80
85.01 -90.00	247	85,736,584	7.51	6.450	3.111	2.809	1	710	89.74	21.73	41.00
90.01 -95.00	39	10,441,655	0.91	6.603	3.265	2.934	0	703	94.73	19.10	48.31
95.01 -100.00	50	14,686,677	1.29	7.717	3.981	3.660	1	750	99.99	27.11	33.92
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 17.64
max: 100.00
wa: 74.96

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	107	30,554,604	2.68	6.066	2.952	2.640	1	723	41.03	22.17	32.29
50.01 -60.00	131	63,679,944	5.58	5.987	2.978	2.695	1	724	56.26	30.48	25.25
60.01 -70.00	389	181,631,525	15.91	6.031	3.016	2.734	1	708	66.63	23.47	30.97
70.01 -75.00	638	266,131,893	23.32	6.458	3.111	2.542	1	708	74.09	28.45	31.36
75.01 -80.00	1,221	448,367,212	39.28	6.537	2.991	2.248	1	717	79.32	25.70	32.39
80.01 -85.00	41	15,247,510	1.34	6.195	3.141	2.724	1	699	81.16	26.42	42.82
85.01 -90.00	302	109,888,855	9.63	6.411	3.091	2.710	1	712	87.27	24.69	39.94
90.01 -95.00	39	10,441,655	0.91	6.603	3.265	2.934	0	703	94.73	19.10	48.31
95.01 -100.00	51	15,485,483	1.36	7.515	3.979	3.662	1	749	98.67	25.71	37.33
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 17.64
max: 100.00
wa: 75.41
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	4	4,737,124	0.42	7.273	3.385	3.089	1	598	68.32	8.89	0.00
620 -659	371	128,977,108	11.30	6.501	3.118	2.599	1	645	73.07	20.95	46.65
660 -699	906	348,375,573	30.52	6.413	3.056	2.499	1	680	75.72	24.43	36.28
700 -749	926	364,987,373	31.98	6.369	3.058	2.507	1	723	75.10	30.02	31.09
750 -799	640	264,774,169	23.20	6.319	3.006	2.473	1	771	75.07	26.04	24.93
800 -819	72	29,577,333	2.59	6.450	2.881	2.351	0	806	72.67	19.72	20.56
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
nzmin: 595
max: 818
nzwa: 714

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	52	24,625,521	2.16	7.035	3.353	2.880	1	726	71.63	31.57	13.98
Condominium	381	132,319,123	11.59	6.408	3.081	2.531	1	714	77.60	28.09	28.48
Cooperative	8	1,508,294	0.13	6.315	2.635	2.183	2	671	67.75	0.00	0.00
Planned Unit Development	605	255,351,979	22.37	6.432	3.076	2.522	1	715	75.52	27.42	35.85
Single Family	1,769	694,871,674	60.88	6.339	3.020	2.481	1	712	74.40	24.98	33.32
Two Family	104	32,752,090	2.87	6.647	3.107	2.541	1	719	74.70	25.60	24.11
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	778	224,232,964	19.64	6.656	3.244	2.622	1	724	74.24	30.89	20.72
Primary	1,947	841,936,909	73.76	6.311	3.007	2.483	1	710	75.03	24.68	36.66
Second Home	194	75,258,806	6.59	6.513	2.932	2.414	1	727	76.33	26.36	22.57
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	1,674	639,463,979	56.02	6.466	3.042	2.494	1	708	72.21	26.60	35.94
Purchase	824	328,277,813	28.76	6.594	3.046	2.482	1	726	80.66	27.41	23.49
RateTerm Refinance	421	173,686,887	15.22	5.739	3.080	2.593	1	710	74.32	21.19	37.51
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	648	201,917,029	17.69	6.627	3.123	2.571	1	716	79.59	25.46	31.60
Stated Income and Asset	372	126,964,123	11.12	6.289	3.146	2.705	1	695	66.69	18.56	53.53
Stated Income Full Asset	1,899	812,547,527	71.19	6.349	3.015	2.458	1	716	75.10	27.31	29.58
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	211	82,988,089	7.27	6.054	2.416	1.873	1	718	75.45	21.24	11.53
2.501 -3.000	1,252	536,313,943	46.99	6.010	2.772	2.242	1	716	74.04	35.19	6.55
3.001 -3.500	900	331,586,103	29.05	6.623	3.267	2.701	1	714	74.61	24.78	47.85
3.501 -4.000	503	171,432,933	15.02	7.205	3.664	3.112	1	703	77.50	4.56	87.61
4.001 -4.500	36	14,840,060	1.30	7.335	4.155	3.676	1	705	77.67	3.85	96.15
4.501 -5.000	16	4,117,814	0.36	7.228	4.619	4.286	1	735	98.05	0.00	100.00
5.001 -5.500	1	149,737	0.01	2.880	5.070	4.695	0	662	88.24	0.00	100.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 2.020
max: 5.070
wa: 3.049

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	2,031	883,507,066	77.40	6.312	2.972	2.441	1	711	74.43	24.72	35.39
10.350	781	225,489,158	19.75	6.668	3.244	2.622	1	724	74.21	30.88	21.22
10.550	107	32,432,456	2.84	6.639	3.770	3.453	1	727	94.61	27.21	35.90
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
min: 9.950
max: 10.550
wa: 10.046

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	2,798	1,077,913,056	94.44	6.652	3.059	2.506	1	713	75.43	27.26	34.41
3	118	61,946,721	5.43	1.897	2.864	2.493	1	730	66.99	3.12	1.58
12	3	1,568,902	0.14	5.243	3.276	2.920	1	663	65.09	73.13	11.59
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	All records

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	2,801	1,079,157,329	94.54	6.646	3.059	2.506	1	713	75.42	27.23	34.37
2	66	39,047,203	3.42	1.836	2.856	2.481	1	728	64.78	3.95	1.85
3	49	21,655,246	1.90	2.004	2.876	2.522	0	735	71.14	1.80	1.18
11	2	1,329,193	0.12	5.295	3.362	3.094	1	660	62.40	86.32	13.68
12	1	239,709	0.02	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60
nzmin: 1
max: 12
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
	1	455,000	0.04	1.000	2.750	2.500	0	634	70.00	100.00	0.00
110	590	220,819,640	19.35	6.702	3.054	2.573	1	716	76.77	24.56	31.13
115	1	271,352	0.02	1.000	3.450	2.605	0	627	80.00	0.00	100.00
125	2,327	919,882,688	80.59	6.322	3.048	2.490	1	713	74.53	26.33	32.95
Total:	2,919	1,141,428,679	100.00	6.392	3.049	2.506	1	714	74.96	26.01	32.60

Unassociated Document
IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

Stats
As of Date: 20060501
Count: 1,656
Current Balance: $364,875,625.47
AverageCurBal: $220,335.52
OrigWAC: 1.432
GWAC: 6.635
NetWAC: 6.000
GrossMargin: 3.131
NetMargin: 2.496
FICO: 710
Original LTV: 75.81
%CA: 24.26%
WALA: 1
OrigTerm: 414
WAM: 413
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.102
Months to Roll: 1
Maximum 1 Zip Concentration: 0.700%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	381	86,281,832	23.65	6.059	2.820	2.181	1	720	76.04	0.00	0.00
12	394	85,862,879	23.53	6.528	2.916	2.260	1	714	75.66	100.00	0.00
24	157	35,389,499	9.70	6.621	2.897	2.246	1	704	75.79	0.00	0.00
26	1	248,523	0.07	6.388	2.500	1.655	1	728	80.00	0.00	0.00
36	723	157,092,893	43.05	7.014	3.473	2.856	1	704	75.77	0.00	100.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	752	176,844,669	48.47	6.731	3.041	2.417	1	702	74.46	21.59	50.35
1.001 -1.500	475	91,543,367	25.09	6.837	3.235	2.527	1	720	74.73	30.71	31.16
1.501 -2.000	262	60,745,410	16.65	6.264	3.039	2.437	1	707	76.61	19.07	44.82
2.001 -2.500	103	21,023,533	5.76	5.789	3.234	2.562	1	721	75.73	22.34	26.34
2.501 -3.000	14	3,355,691	0.92	5.642	3.417	2.998	1	701	88.79	18.96	50.08
3.001 -3.500	2	445,558	0.12	3.187	3.411	3.036	0	723	90.00	0.00	0.00
3.501 -4.000	31	7,126,544	1.95	7.741	3.999	3.624	0	740	98.79	23.42	54.33
4.001 -4.500	2	583,165	0.16	8.204	4.438	4.063	1	697	100.00	0.00	55.04
4.501 -5.000	15	3,207,689	0.88	6.970	3.684	3.274	1	750	95.76	31.04	27.87
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 1.000
max: 4.950
wa: 1.432

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	9	1,996,067	0.55	1.000	3.101	2.537	0	677	73.15	0.00	63.91
1.001 -1.500	14	2,732,196	0.75	1.420	3.343	2.627	1	707	69.06	42.34	57.66
1.501 -2.000	25	6,734,583	1.85	1.781	2.933	2.309	0	729	73.03	14.01	18.81
2.001 -2.500	20	5,198,875	1.42	2.152	3.351	2.747	1	726	77.80	9.72	18.70
2.501 -3.000	5	1,198,237	0.33	2.931	3.440	3.065	1	726	91.56	0.00	78.58
3.001 -3.500	2	445,558	0.12	3.187	3.411	3.036	0	723	90.00	0.00	0.00
4.501 -5.000	3	701,758	0.19	4.920	3.481	2.946	0	696	86.66	0.00	25.92
5.501 -6.000	20	4,623,048	1.27	5.929	2.326	1.759	1	691	72.52	29.87	10.69
6.001 -6.500	282	67,321,226	18.45	6.330	2.610	1.993	1	711	74.93	30.47	7.85
6.501 -7.000	609	133,011,094	36.45	6.727	2.957	2.299	1	713	75.28	36.09	20.84
7.001 -7.500	509	109,536,962	30.02	7.230	3.456	2.806	1	706	75.98	10.39	82.18
7.501 -8.000	141	27,821,324	7.62	7.680	3.863	3.281	1	704	77.87	7.10	85.57
8.001 -8.500	14	2,976,596	0.82	8.281	4.473	4.098	0	730	94.59	0.00	100.00
8.501 -9.000	3	578,101	0.16	8.675	4.787	4.412	1	733	100.00	0.00	100.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 1.000
max: 8.753
wa: 6.635

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50,000.00	23	967,905	0.27	7.072	3.537	2.934	1	709	77.85	39.02	45.59
50,000.01 -100,000.00	93	7,357,934	2.02	6.864	3.191	2.545	1	719	71.53	35.40	40.88
100,000.01 -150,000.00	211	26,683,304	7.31	6.752	3.182	2.534	1	717	73.32	18.44	48.55
150,000.01 -200,000.00	351	61,875,765	16.96	6.814	3.183	2.537	1	706	76.13	22.35	47.14
200,000.01 -250,000.00	346	77,545,607	21.25	6.719	3.165	2.534	1	714	76.20	20.31	48.36
250,000.01 -275,000.00	170	44,490,836	12.19	6.522	3.112	2.507	1	709	75.31	27.41	37.88
275,000.01 -350,000.00	406	126,054,400	34.55	6.501	3.083	2.439	1	707	76.41	25.88	39.43
350,000.01 -400,000.00	56	19,899,875	5.45	6.598	3.074	2.464	1	712	75.54	17.90	37.53
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 30,474
max: 361,014
avg: 220,336

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	957	201,231,087	55.15	6.510	3.081	2.442	1	711	75.48	23.88	41.66
480	699	163,644,538	44.85	6.789	3.192	2.562	1	709	76.22	23.11	44.77
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 360
max: 480
wa: 414

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	3	299,786	0.08	6.371	2.620	1.775	5	690	80.00	0.00	0.00
356	48	9,688,763	2.66	6.774	3.023	2.395	4	695	77.57	28.44	31.98
357	8	1,791,813	0.49	6.730	2.979	2.255	3	683	78.68	49.55	36.64
358	21	4,757,785	1.30	6.316	2.860	2.204	2	733	76.36	34.78	16.87
359	447	93,904,258	25.74	6.472	3.095	2.451	1	712	74.93	21.17	45.07
360	430	90,788,681	24.88	6.528	3.087	2.456	0	711	75.71	25.19	40.70
475	3	693,174	0.19	7.022	3.271	2.426	5	726	80.00	65.00	35.00
476	18	4,279,966	1.17	7.182	3.431	2.735	4	698	77.18	22.03	77.97
477	12	2,785,865	0.76	6.900	3.149	2.555	3	675	72.96	65.79	34.21
478	12	3,095,381	0.85	6.389	3.101	2.518	2	712	75.67	11.94	36.31
479	358	84,317,580	23.11	6.853	3.209	2.561	1	709	76.39	23.60	47.08
480	296	68,472,573	18.77	6.696	3.163	2.557	0	710	76.07	20.91	40.77
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 355
max: 480
wa: 413

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	726	159,261,254	43.65	6.600	3.120	2.499	0	711	75.87	23.35	40.73
1	805	178,221,838	48.84	6.652	3.149	2.503	1	710	75.62	22.32	46.02
2	33	7,853,166	2.15	6.345	2.955	2.328	2	725	76.09	25.78	24.53
3	20	4,577,678	1.25	6.833	3.082	2.437	3	678	75.20	59.43	35.16
4	66	13,968,729	3.83	6.899	3.148	2.499	4	696	77.45	26.48	46.07
5	6	992,960	0.27	6.826	3.075	2.230	5	715	80.00	45.38	24.43
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AK	1	332,727	0.09	6.488	2.600	1.755	1	770	80.00	0.00	0.00
AL	1	205,252	0.06	7.291	3.540	3.165	0	768	100.00	0.00	100.00
AZ	99	22,518,123	6.17	6.592	3.070	2.399	1	720	77.08	32.50	35.87
CA	326	88,521,515	24.26	6.653	3.109	2.494	1	706	70.84	24.80	43.55
CO	43	8,648,602	2.37	6.312	3.139	2.471	1	723	77.17	34.50	36.16
CT	21	4,261,904	1.17	6.696	2.938	2.379	1	703	72.09	36.63	40.57
DC	3	778,572	0.21	6.661	2.961	2.294	1	687	75.04	37.85	30.37
DE	5	995,766	0.27	6.758	2.958	2.199	1	700	73.35	86.11	0.00
FL	458	96,799,081	26.53	6.931	3.236	2.600	1	706	77.37	17.78	56.27
GA	17	2,713,747	0.74	5.944	2.831	2.168	1	707	79.16	47.06	12.71
HI	4	919,817	0.25	6.966	2.904	2.193	1	723	72.40	0.00	38.90
ID	10	1,736,819	0.48	6.483	2.763	2.038	1	713	81.27	6.97	26.77
IL	100	22,741,637	6.23	5.245	2.996	2.363	1	717	78.79	26.16	22.37
IN	6	789,539	0.22	6.326	2.624	1.858	2	674	71.46	60.04	13.10
KY	25	2,051,038	0.56	7.090	3.298	2.602	0	723	78.89	87.91	12.09
MA	4	985,376	0.27	6.834	3.045	2.325	0	701	76.59	54.52	45.48
MD	64	14,869,344	4.08	6.822	3.142	2.513	1	699	77.35	13.37	44.11
MI	38	6,673,529	1.83	6.662	3.386	2.784	1	712	78.92	16.43	66.90
MN	5	1,018,868	0.28	6.797	3.111	2.409	0	739	75.05	0.00	38.62
MO	13	2,213,081	0.61	6.599	3.351	2.873	1	696	86.33	38.06	36.09
MT	2	404,411	0.11	6.820	3.069	2.377	1	747	75.11	32.58	0.00
NC	28	5,444,972	1.49	6.614	3.143	2.493	1	736	80.80	31.92	19.35
NJ	19	4,770,096	1.31	6.221	2.850	2.319	1	728	72.64	0.00	0.00
NM	1	191,680	0.05	6.268	2.650	1.805	1	669	75.00	0.00	0.00
NV	59	13,651,654	3.74	6.793	3.241	2.592	1	726	77.52	17.87	58.56
NY	16	2,996,479	0.82	6.460	2.718	2.343	1	682	62.88	0.00	8.80
OH	25	2,229,371	0.61	7.158	3.400	2.830	1	692	79.51	20.28	65.60
OK	1	140,346	0.04	7.338	3.450	2.605	1	642	80.00	0.00	100.00
OR	58	12,282,874	3.37	6.556	3.018	2.340	1	722	76.61	29.80	29.81
PA	16	2,740,745	0.75	6.886	3.091	2.493	1	712	81.44	57.28	31.89
RI	15	3,386,345	0.93	6.861	3.092	2.519	1	689	71.29	50.21	30.95
SC	17	2,772,089	0.76	6.690	2.921	2.290	1	692	77.14	31.56	18.25
SD	2	572,687	0.16	6.351	2.600	2.225	0	723	90.00	0.00	0.00
TN	2	433,233	0.12	7.363	3.475	2.630	0	743	80.00	0.00	0.00
TX	8	1,208,961	0.33	7.109	3.359	2.683	1	698	81.28	5.67	75.46
UT	21	4,016,233	1.10	6.937	3.143	2.371	0	721	80.00	23.17	49.99
VA	68	16,325,476	4.47	6.581	3.095	2.386	1	706	77.17	27.25	35.15
WA	45	10,440,474	2.86	6.657	3.163	2.542	1	709	78.58	12.49	55.18
WI	5	562,351	0.15	6.452	2.639	2.174	2	678	82.61	49.46	0.00
WY	5	530,816	0.15	6.644	2.918	2.073	0	783	80.00	0.00	0.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	81	15,361,355	4.21	6.415	2.964	2.589	1	727	40.06	25.21	38.68
50.01 -60.00	74	17,246,160	4.73	6.622	3.051	2.676	1	709	55.68	22.93	44.77
60.01 -70.00	205	45,958,156	12.60	6.604	3.157	2.782	1	701	66.50	17.80	51.49
70.01 -75.00	343	76,214,918	20.89	6.751	3.191	2.513	1	702	74.28	24.67	45.02
75.01 -80.00	721	155,057,026	42.50	6.601	3.068	2.230	1	714	79.59	26.72	37.52
80.01 -85.00	19	4,396,967	1.21	6.159	3.266	2.891	1	694	83.24	13.38	63.06
85.01 -90.00	147	35,561,195	9.75	6.485	3.087	2.712	1	708	89.76	16.16	46.52
90.01 -95.00	31	6,806,155	1.87	6.576	3.295	2.920	1	698	94.60	15.93	62.84
95.01 -100.00	35	8,273,694	2.27	7.771	4.075	3.700	1	747	99.98	26.58	44.50
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 17.64
max: 100.00
wa: 75.81

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	81	15,361,355	4.21	6.415	2.964	2.589	1	727	40.06	25.21	38.68
50.01 -60.00	72	16,725,566	4.58	6.608	3.044	2.669	1	709	55.68	23.65	43.05
60.01 -70.00	203	45,694,244	12.52	6.602	3.157	2.782	1	700	66.49	17.90	51.37
70.01 -75.00	342	75,925,787	20.81	6.772	3.193	2.514	1	702	74.23	24.51	45.45
75.01 -80.00	701	150,208,775	41.17	6.629	3.065	2.228	1	714	79.54	26.82	37.60
80.01 -85.00	22	5,276,219	1.45	5.684	3.231	2.805	1	699	82.11	22.12	52.56
85.01 -90.00	169	40,603,831	11.13	6.436	3.097	2.669	1	710	88.40	16.01	46.19
90.01 -95.00	31	6,806,155	1.87	6.576	3.295	2.920	1	698	94.60	15.93	62.84
95.01 -100.00	35	8,273,694	2.27	7.771	4.075	3.700	1	747	99.98	26.58	44.50
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 17.64
max: 100.00
wa: 76.01

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	1	175,431	0.05	6.688	2.800	2.425	0	599	30.70	0.00	0.00
620 -659	226	50,753,516	13.91	6.781	3.188	2.579	1	643	74.05	21.37	57.12
660 -699	508	114,424,013	31.36	6.655	3.121	2.479	1	680	76.17	20.22	44.04
700 -749	523	114,456,167	31.37	6.612	3.140	2.496	1	721	76.87	25.50	40.94
750 -799	354	75,822,357	20.78	6.558	3.103	2.471	1	771	75.07	26.61	36.60
800 -819	44	9,244,140	2.53	6.501	3.073	2.454	1	806	74.92	27.18	33.52
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
nzmin: 599
max: 818
nzwa: 710

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	21	5,039,844	1.38	7.070	3.229	2.661	1	717	72.92	32.21	11.34
Condominium	260	54,558,214	14.95	6.661	3.142	2.495	1	715	78.59	24.97	40.58
Cooperative	8	1,508,294	0.41	6.315	2.635	2.183	2	671	67.75	0.00	0.00
Planned Unit Development	324	76,477,543	20.96	6.651	3.117	2.455	1	714	77.56	26.51	42.44
Single Family	969	210,715,730	57.75	6.603	3.125	2.502	1	707	74.70	22.42	45.25
Two Family	74	16,575,999	4.54	6.783	3.243	2.587	1	712	74.37	18.62	39.75
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	574	111,212,389	30.48	6.719	3.226	2.516	1	721	74.76	29.66	28.68
Primary	958	226,337,581	62.03	6.606	3.108	2.502	1	702	75.88	19.70	51.80
Second Home	124	27,325,655	7.49	6.537	2.933	2.364	1	724	79.59	30.35	29.09
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	950	212,560,678	58.26	6.722	3.126	2.475	1	704	72.15	23.50	47.99
Purchase	473	100,953,959	27.67	6.695	3.114	2.477	1	726	83.15	25.37	30.57
RateTerm Refinance	233	51,360,989	14.08	6.159	3.186	2.621	1	701	76.56	20.08	47.17
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	463	93,783,683	25.70	6.752	3.181	2.561	1	714	80.32	28.61	37.79
Stated Income and Asset	233	49,509,825	13.57	6.958	3.287	2.777	1	692	64.87	13.74	66.49
Stated Income Full Asset	960	221,582,118	60.73	6.513	3.075	2.406	1	712	76.35	23.57	40.05
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	112	26,854,484	7.36	6.113	2.416	1.815	1	707	75.25	27.99	10.83
2.501 -3.000	617	139,396,405	38.20	6.354	2.794	2.155	1	713	74.53	35.60	8.73
3.001 -3.500	571	121,744,308	33.37	6.670	3.282	2.620	1	711	75.74	20.87	58.80
3.501 -4.000	322	69,618,734	19.08	7.250	3.687	3.071	1	704	77.64	4.76	90.73
4.001 -4.500	20	4,385,343	1.20	7.458	4.199	3.771	0	686	78.58	0.00	100.00
4.501 -5.000	13	2,726,614	0.75	7.767	4.627	4.252	0	736	98.92	0.00	100.00
5.001 -5.500	1	149,737	0.04	2.880	5.070	4.695	0	662	88.24	0.00	100.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 2.020
max: 5.070
wa: 3.131

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	1,005	235,312,509	64.49	6.581	3.033	2.414	1	703	74.95	20.46	49.42
10.350	577	111,993,286	30.69	6.718	3.224	2.516	1	721	74.65	29.78	28.85
10.550	74	17,569,830	4.82	6.837	3.843	3.468	0	726	94.79	24.95	48.35
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
min: 9.950
max: 10.550
wa: 10.102

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,618	354,945,245	97.28	6.760	3.134	2.499	1	709	75.86	23.92	44.05
3	36	9,508,792	2.61	2.052	3.014	2.370	1	738	73.97	9.92	6.03
12	2	421,588	0.12	4.950	3.210	2.568	0	667	77.80	0.00	43.14
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 1 - Conforming

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,620	355,542,269	97.44	6.752	3.134	2.499	1	709	75.86	23.88	43.97
2	14	3,570,839	0.98	1.903	2.975	2.292	1	748	70.03	15.51	8.90
3	20	5,340,930	1.46	2.140	3.025	2.429	0	734	76.28	7.30	4.78
11	1	181,879	0.05	4.950	3.750	3.375	1	651	74.90	0.00	100.00
12	1	239,709	0.07	4.950	2.800	1.955	0	679	80.00	0.00	0.00
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05
nzmin: 1
max: 12
nzwa: 1

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
110	370	80,648,741	22.10	6.850	3.155	2.579	1	711	78.70	20.59	42.74
115	1	271,352	0.07	1.000	3.450	2.605	0	627	80.00	0.00	100.00
125	1,285	283,955,532	77.82	6.579	3.124	2.472	1	709	74.99	24.39	43.09
Total:	1,656	364,875,625	100.00	6.635	3.131	2.496	1	710	75.81	23.53	43.05

Unassociated Document
IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The Depositor h as filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll -free 1 -866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE M ATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

Stats
As of Date: 20060501
Count: 1,263
Current Balance: $776,553,054.01
AverageCurBal: $614,848.02
OrigWAC: 1.351
GWAC: 6.277
NetWAC: 5.778
GrossMargin: 3.010
NetMargin: 2.510
FICO: 715
Original LTV: 74.56
%CA: 51.82%
WALA: 1
OrigTerm: 419
WAM: 419
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 10.020
Months to Roll: 1
Maximum 1 Zip Concentration: 0.861%

Prepayment Penalty Terms	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	443	291,180,646	37.50	5.636	2.814	2.355	1	720	73.48	0.00	0.00
12	334	211,038,149	27.18	6.322	2.896	2.379	1	718	74.71	100.00	0.00
24	108	58,080,413	7.48	6.629	2.889	2.336	1	721	75.05	0.00	0.00
26	2	1,229,436	0.16	6.397	2.713	1.993	1	754	79.98	0.00	0.00
36	376	215,024,410	27.69	7.007	3.422	2.899	1	705	75.71	0.00	100.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Original Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	752	435,428,718	56.07	6.538	2.941	2.413	1	711	75.62	29.10	34.33
1.001 -1.500	195	135,310,309	17.42	6.739	3.198	2.658	1	720	73.07	31.68	17.09
1.501 -2.000	228	145,710,675	18.76	5.217	2.934	2.500	1	721	72.08	16.19	24.21
2.001 -2.500	56	39,486,139	5.08	5.588	3.162	2.781	1	732	72.44	25.78	11.81
2.501 -3.000	12	10,880,016	1.40	6.278	3.245	2.868	1	679	75.86	39.52	3.61
3.501 -4.000	16	7,209,806	0.93	7.097	3.753	3.503	1	754	96.82	24.73	22.16
4.001 -4.500	1	428,081	0.06	4.500	3.570	3.320	0	686	94.99	0.00	0.00
4.501 -5.000	1	501,216	0.06	8.528	4.640	4.390	1	724	100.00	0.00	100.00
5.001 -5.500	2	1,598,093	0.21	6.064	3.496	3.246	1	658	70.10	100.00	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 1.000
max: 5.350
wa: 1.351

Current Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.501 -1.000	20	12,595,068	1.62	1.000	2.849	2.387	1	703	75.08	59.43	11.92
1.001 -1.500	8	5,472,146	0.70	1.461	3.322	2.919	0	679	72.59	59.63	31.90
1.501 -2.000	68	44,747,023	5.76	1.765	2.767	2.440	1	726	64.35	2.21	2.88
2.001 -2.500	20	10,632,478	1.37	2.178	3.387	3.041	1	728	73.50	0.00	12.47
2.501 -3.000	4	1,937,739	0.25	2.678	3.208	2.958	0	711	89.89	29.46	0.00
3.501 -4.000	1	798,806	0.10	3.800	3.950	3.700	1	747	74.42	0.00	100.00
4.001 -4.500	2	843,368	0.11	4.304	2.994	2.744	1	716	92.53	49.24	0.00
5.001 -5.500	1	1,147,314	0.15	5.350	3.300	3.050	1	661	60.42	100.00	0.00
5.501 -6.000	11	7,246,542	0.93	5.919	2.328	1.768	1	738	75.19	32.25	16.53
6.001 -6.500	322	189,482,152	24.40	6.326	2.609	2.089	1	717	75.59	26.37	4.90
6.501 -7.000	445	292,502,229	37.67	6.711	2.934	2.431	1	721	74.01	41.44	15.29
7.001 -7.500	304	176,335,669	22.71	7.236	3.461	2.924	1	705	76.06	12.40	71.09
7.501 -8.000	53	29,129,871	3.75	7.669	3.849	3.362	1	698	78.41	6.08	82.77
8.001 -8.500	3	3,181,435	0.41	8.122	4.338	3.732	0	725	79.72	0.00	100.00
8.501 -9.000	1	501,216	0.06	8.528	4.640	4.390	1	724	100.00	0.00	100.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 1.000
max: 8.528
wa: 6.277

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

Principal Balance	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
275,000.01 -350,000.00	1	332,289	0.04	6.928	3.450	2.730	1	763	80.00	0.00	100.00
350,000.01 -400,000.00	175	66,234,219	8.53	6.439	3.050	2.545	1	709	77.47	21.16	28.94
400,000.01 -450,000.00	203	85,669,334	11.03	6.400	3.075	2.543	1	711	76.75	20.84	40.45
450,000.01 -500,000.00	186	87,877,600	11.32	6.377	3.045	2.522	1	709	76.45	28.49	30.05
500,000.01 -550,000.00	142	73,900,910	9.52	6.337	3.047	2.539	1	712	75.80	29.43	33.94
550,000.01 -600,000.00	130	74,649,208	9.61	6.093	2.932	2.426	1	712	75.46	24.59	29.20
600,000.01 -750,000.00	200	130,470,036	16.80	6.234	2.961	2.447	1	717	75.78	30.39	23.38
750,000.01 -850,000.00	62	49,218,922	6.34	6.297	3.001	2.471	1	712	73.87	27.46	25.64
850,000.01 -950,000.00	45	40,188,491	5.18	5.931	2.968	2.457	1	723	72.22	35.51	26.59
950,000.01 -1,000,000.00	22	21,594,940	2.78	5.078	2.894	2.452	1	707	68.77	18.19	18.08
1,000,000.01 -1,250,000.00	47	51,606,501	6.65	6.410	2.961	2.496	1	727	71.46	33.32	25.30
1,250,000.01 -1,500,000.00	21	29,195,501	3.76	6.014	2.985	2.491	1	724	74.05	32.75	14.64
1,500,000.01 -1,750,000.00	9	14,455,199	1.86	6.751	2.953	2.597	1	719	69.30	0.00	23.45
1,750,000.01 -2,000,000.00	6	10,934,629	1.41	6.742	3.013	2.447	1	740	67.54	67.28	16.44
2,250,000.01 >=	14	40,225,275	5.18	6.590	3.176	2.817	0	730	67.48	21.24	18.28
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 332,289
max: 5,531,413
avg: 614,848

Original Term	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
360	609	392,466,628	50.54	6.115	2.977	2.502	1	715	73.49	24.23	25.83
480	654	384,086,426	49.46	6.444	3.044	2.519	1	716	75.65	30.19	29.59
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 360
max: 480
wa: 419

Balloon	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
N	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

RemTerm	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
355	6	4,046,227	0.52	6.794	3.043	2.543	5	705	72.26	59.20	24.91
356	20	15,581,022	2.01	6.635	2.884	2.343	4	681	72.72	17.14	9.54
357	9	6,865,467	0.88	6.928	3.177	2.523	3	715	76.35	46.24	53.76
358	30	16,676,176	2.15	6.741	3.108	2.674	2	704	72.51	17.12	53.20
359	319	203,253,957	26.17	5.961	2.957	2.494	1	715	73.52	20.51	24.14
360	225	146,043,779	18.81	6.145	2.987	2.507	0	721	73.55	28.98	25.50
475	1	485,546	0.06	7.201	3.450	2.730	5	679	80.00	0.00	100.00
476	7	3,901,346	0.50	7.161	3.410	2.743	4	683	78.10	35.18	64.82
477	5	3,583,055	0.46	6.861	3.110	2.623	3	702	83.04	71.15	12.68
478	22	14,023,382	1.81	6.290	2.905	2.315	2	714	76.76	40.32	23.77
479	356	201,261,101	25.92	6.289	3.042	2.520	1	714	75.21	29.74	30.61
480	263	160,831,996	20.71	6.622	3.048	2.528	0	718	75.87	28.92	28.13
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 355
max: 480
wa: 419

Age	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0	488	306,875,775	39.52	6.395	3.019	2.518	0	720	74.77	28.95	26.88
1	675	404,515,057	52.09	6.124	2.999	2.507	1	715	74.36	25.10	27.36
2	52	30,699,559	3.95	6.535	3.015	2.510	2	709	74.45	27.72	39.75
3	14	10,448,523	1.35	6.905	3.154	2.557	3	711	78.64	54.78	39.67
4	27	19,482,368	2.51	6.741	2.990	2.423	4	681	73.80	20.75	20.61
5	7	4,531,773	0.58	6.838	3.087	2.563	5	702	73.09	52.86	32.96
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 0
max: 5
wa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

States	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
AL	1	385,593	0.05	7.491	3.740	3.490	1	758	100.00	0.00	0.00
AZ	39	25,437,121	3.28	6.461	3.027	2.584	1	718	75.45	35.33	25.27
CA	697	402,428,026	51.82	6.188	2.977	2.455	1	718	74.22	30.92	23.79
CO	17	14,908,796	1.92	5.981	2.967	2.544	1	734	68.21	36.69	5.48
CT	15	10,306,089	1.33	6.484	2.946	2.496	1	720	71.14	41.74	19.59
DC	3	1,501,150	0.19	6.809	3.090	2.370	0	710	76.32	0.00	0.00
DE	1	665,517	0.09	6.601	2.850	2.130	0	623	76.76	0.00	0.00
FL	166	112,601,855	14.50	6.793	3.154	2.646	1	716	74.55	24.25	45.25
GA	13	9,713,489	1.25	6.259	2.742	2.153	1	721	74.09	57.42	23.56
HI	8	4,168,755	0.54	6.647	2.921	2.416	1	717	78.52	27.93	25.96
ID	1	443,683	0.06	7.068	3.450	2.730	1	644	75.00	0.00	100.00
IL	46	28,492,519	3.67	3.853	2.941	2.495	1	714	74.28	7.95	17.14
MA	3	1,507,780	0.19	6.800	2.957	2.707	1	748	75.46	38.44	33.17
MD	30	16,577,669	2.13	6.915	3.124	2.681	1	715	78.51	28.00	44.51
MI	10	5,396,255	0.69	7.306	3.545	3.156	1	694	76.24	0.00	91.76
MO	2	1,205,306	0.16	6.795	3.118	2.660	1	688	74.11	0.00	55.74
NC	12	9,173,754	1.18	6.244	2.916	2.278	1	694	75.47	26.98	0.00
NJ	22	14,943,044	1.92	6.463	2.848	2.381	1	702	73.52	0.00	0.00
NM	2	826,634	0.11	6.357	2.674	2.185	1	770	84.91	0.00	0.00
NV	18	8,576,963	1.10	6.458	3.126	2.640	1	720	75.40	18.83	54.21
NY	36	32,100,894	4.13	6.550	2.852	2.602	1	715	72.49	3.62	0.00
OR	8	4,537,941	0.58	6.737	2.914	2.255	0	726	75.40	31.19	18.83
PA	7	3,464,999	0.45	6.576	2.839	2.406	0	694	74.40	49.73	13.28
SC	7	4,679,042	0.60	6.798	3.123	2.589	1	711	76.53	47.67	9.96
TX	1	365,819	0.05	6.738	2.850	2.600	1	644	80.95	0.00	0.00
UT	6	6,947,303	0.89	4.938	3.128	2.645	0	709	71.77	35.91	56.02
VA	70	39,443,920	5.08	6.546	3.132	2.591	1	698	79.15	24.58	47.02
VT	1	454,466	0.06	7.488	3.600	2.880	1	654	75.63	0.00	0.00
WA	19	14,553,917	1.87	6.630	3.039	2.486	1	709	76.73	21.56	54.93
WI	2	744,756	0.10	4.405	2.580	2.330	1	674	77.78	51.11	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Original LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	30	17,723,307	2.28	5.147	2.912	2.662	1	720	42.84	16.37	22.14
50.01 -60.00	60	47,954,166	6.18	5.835	2.960	2.710	1	727	56.67	32.23	20.18
60.01 -70.00	193	140,974,717	18.15	5.834	2.968	2.718	1	711	66.91	24.84	24.30
70.01 -75.00	304	197,539,582	25.44	6.365	3.079	2.554	1	711	74.27	30.02	25.98
75.01 -80.00	541	306,570,948	39.48	6.498	2.958	2.253	1	718	79.48	26.71	30.13
80.01 -85.00	12	5,566,462	0.72	6.523	3.061	2.811	1	710	83.79	16.03	50.06
85.01 -90.00	100	50,175,390	6.46	6.425	3.128	2.878	1	710	89.72	25.68	37.08
90.01 -95.00	8	3,635,500	0.47	6.654	3.208	2.958	0	713	94.97	25.05	21.12
95.01 -100.00	15	6,412,983	0.83	7.648	3.859	3.609	1	752	100.00	27.80	20.27
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 22.92
max: 100.00
wa: 74.56

Combined LTV	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
0.01 -50.00	26	15,193,249	1.96	5.713	2.941	2.691	1	718	42.01	19.09	25.83
50.01 -60.00	59	46,954,378	6.05	5.766	2.955	2.705	1	729	56.46	32.92	18.91
60.01 -70.00	186	135,937,281	17.51	5.840	2.968	2.718	1	711	66.67	25.34	24.11
70.01 -75.00	296	190,206,106	24.49	6.332	3.078	2.553	1	710	74.03	30.02	25.74
75.01 -80.00	520	298,158,437	38.40	6.490	2.954	2.258	1	719	79.21	25.14	29.76
80.01 -85.00	19	9,971,291	1.28	6.466	3.093	2.681	1	699	80.67	28.70	37.66
85.01 -90.00	133	69,285,024	8.92	6.396	3.087	2.734	1	713	86.60	29.78	36.27
90.01 -95.00	8	3,635,500	0.47	6.654	3.208	2.958	0	713	94.97	25.05	21.12
95.01 -100.00	16	7,211,789	0.93	7.222	3.869	3.619	1	752	97.17	24.72	29.10
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 22.92
max: 100.00
wa: 75.13

FICO	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
580 -619	3	4,561,692	0.59	7.295	3.407	3.114	1	598	69.77	9.23	0.00
620 -659	145	78,223,592	10.07	6.319	3.073	2.613	1	646	72.44	20.68	39.86
660 -699	398	233,951,560	30.13	6.295	3.024	2.509	1	680	75.50	26.49	32.48
700 -749	403	250,531,206	32.26	6.258	3.020	2.512	1	724	74.29	32.08	26.59
750 -799	286	188,951,811	24.33	6.224	2.968	2.474	1	771	75.07	25.81	20.25
800 -819	28	20,333,193	2.62	6.426	2.793	2.304	0	807	71.65	16.33	14.67
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
nzmin: 595
max: 817
nzwa: 715

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

Property Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
3 -4 Family	31	19,585,677	2.52	7.026	3.385	2.936	1	728	71.29	31.40	14.66
Condominium	121	77,760,909	10.01	6.230	3.038	2.556	1	714	76.90	30.28	19.99
Planned Unit Development	281	178,874,435	23.03	6.338	3.058	2.551	1	715	74.65	27.81	33.04
Single Family	800	484,155,943	62.35	6.225	2.974	2.471	1	715	74.27	26.09	28.13
Two Family	30	16,176,090	2.08	6.508	2.968	2.494	1	726	75.04	32.76	8.10
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Occupancy Code	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Investment	204	113,020,574	14.55	6.594	3.262	2.727	1	726	73.72	32.11	12.89
Primary	989	615,599,328	79.27	6.202	2.970	2.476	1	713	74.72	26.51	31.10
Second Home	70	47,933,152	6.17	6.500	2.931	2.441	1	729	74.47	24.08	18.85
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Purpose	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
CashOut Refinance	724	426,903,301	54.97	6.338	3.000	2.504	1	710	72.24	28.15	29.94
Purchase	351	227,323,855	29.27	6.549	3.016	2.484	1	727	79.55	28.32	20.35
RateTerm Refinance	188	122,325,898	15.75	5.562	3.036	2.581	1	713	73.38	21.66	33.45
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Documentation Type	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
Full Doc	185	108,133,346	13.92	6.518	3.071	2.579	1	717	78.96	22.73	26.23
Stated Income and Asset	139	77,454,298	9.97	5.862	3.056	2.660	1	697	67.86	21.64	45.25
Stated Income Full Asset	939	590,965,410	76.10	6.288	2.993	2.478	1	718	74.63	28.72	25.66
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Index	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
MTA	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Gross Margins	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
2.001 -2.500	99	56,133,605	7.23	6.027	2.415	1.901	1	723	75.54	18.01	11.86
2.501 -3.000	635	396,917,538	51.11	5.889	2.764	2.273	1	717	73.86	35.04	5.79
3.001 -3.500	329	209,841,795	27.02	6.596	3.258	2.748	1	716	73.96	27.05	41.50
3.501 -4.000	181	101,814,199	13.11	7.173	3.649	3.140	1	703	77.40	4.43	85.49
4.001 -4.500	16	10,454,717	1.35	7.283	4.136	3.637	1	713	77.29	5.46	94.54
4.501 -5.000	3	1,391,200	0.18	6.172	4.603	4.353	1	733	96.34	0.00	100.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 2.120
max: 4.640
wa: 3.010

Max Rate	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
9.950	1,026	648,194,558	83.47	6.215	2.950	2.451	1	713	74.24	26.27	30.29
10.350	204	113,495,871	14.62	6.618	3.264	2.726	1	726	73.77	31.97	13.68
10.550	33	14,862,625	1.91	6.404	3.684	3.434	1	729	94.39	29.89	21.18
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
min: 9.950
max: 10.550
wa: 10.020

Teaser Period	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,180	722,967,811	93.10	6.599	3.022	2.509	1	715	75.22	28.89	29.69
3	82	52,437,929	6.75	1.869	2.837	2.515	1	729	65.72	1.89	0.77
12	1	1,147,314	0.15	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69

Months to Roll	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
1	1,181	723,615,061	93.18	6.594	3.022	2.509	1	715	75.20	28.87	29.66
2	52	35,476,363	4.57	1.829	2.844	2.500	1	726	64.26	2.79	1.14
3	29	16,314,316	2.10	1.960	2.827	2.552	0	736	69.46	0.00	0.00
11	1	1,147,314	0.15	5.350	3.300	3.050	1	661	60.42	100.00	0.00
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69
nzmin: 1
max: 11
nzwa: 1

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.	AHMAT 2006-1 Cut-off - April 1, 2006	Group 2 - NonConforming

NegAm Limit	Count	Balance	Percent	GWAC	Margin	Net Margin	Age	FICO	OLTV	%1H	%3H
	1	455,000	0.06	1.000	2.750	2.500	0	634	70.00	100.00	0.00
110	220	140,170,898	18.05	6.616	2.995	2.570	1	718	75.66	26.84	24.46
125	1,042	635,927,156	81.89	6.207	3.014	2.497	1	715	74.32	27.20	28.42
Total:	1,263	776,553,054	100.00	6.277	3.010	2.510	1	715	74.56	27.18	27.69